NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” HAVE BEEN OMITTED FROM THIS EXHIBIT AS THESE PORTIONS ARE NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

Exhibit 10.7c

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amended and Restated Loan and Security Agreement (as from time to time amended, restated, amended and restated, supplemented or otherwise modified from time to time and together with any Transaction Statements, as hereinafter defined, this “Agreement”) is entered into as of July 9, 2021, by and between the persons listed in the section of this Agreement entitled “List of Dealers” (each, individually, a “Dealer” and, collectively, “Dealers”), Wells Fargo Commercial Distribution Finance, LLC (in its individual capacity, “CDF”) as Agent (CDF, in such capacity as agent, is herein referred to as “Agent”) for the several financial institutions that are parties to this Agreement or may from time to time become party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender, and such Lenders.

RECITALS

(a)Dealers do business together or are related entities.

(b)Dealers, Agent and Lenders are currently parties to that certain Loan and Security Agreement dated as of May 20, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Financing Agreement”).

(c)Dealers have requested that Agent and Lenders agree to certain revisions to the credit facility under the Existing Financing Agreement and Agent and Lenders are willing to do so upon the terms and conditions set forth in this Agreement.

(d)This Agreement amends and restates the Existing Financing Agreement in its entirety.   Any references in this Agreement or any other Loan Document (as defined below) to the Existing Financing Agreement shall be deemed to be references to this Agreement.

1.Definitions. Capitalized terms not otherwise defined in this Agreement shall have the following meanings:

“AAA” has the meaning set forth in Section 30(b) of this Agreement.

“Account Debtor” shall mean each Person who is or who may become obligated to any Dealer under, with respect to, or on account of an Account or other Collateral.

“Accounts” shall mean collectively any and all accounts (as such term is defined in the UCC) of each Dealer and each and every right of said Dealer, whether such right now exists or hereafter arises, to (i) the payment of money or (ii) the receipt or disbursement of products, goods, services or other valuable consideration, in each case arising out of (a) a sale, lease or other disposition of Inventory, (b) a rendering of services, or (c) a policy of insurance issued or to be issued covering such Inventory, together with all other rights and interests (including all liens and security interests) which said Dealer may at any time have by law or agreement against any Account Debtor or other Person obligated to make any such payment or against any property of such Account Debtor or other Person.

“Acquired Assets” has the meaning set forth in Section 6(d)(iv) of this Agreement.

“Acquired Person” has the meaning set forth in Section 6(d)(iv) of this Agreement.

“Advance Date” has the meaning set forth in Section 2(a)(iv) of this Agreement.

“Advance Rate” with respect to Eligible Inventory Collateral is determined for each category of inventory as set forth in the section entitled “Inventory Advance Rate” in the Program Terms Letter.

“Affiliate” means any Person that (i) directly or indirectly controls, is controlled by or is under common control of any other Person, (ii) directly or indirectly owns 25% or more of any other Person, (iii) is a director, partner, manager, or officer of any other Person or an affiliate of any other Person, or (iv) any natural person related to any such Person or an affiliate of such Person.

“Agent” has the meaning set forth in the Preamble of this Agreement.

“Agent Companies” has the meaning set forth in Section 30(a) of this Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent Report” has the meaning set forth in Section 21(e)(iii) of this Agreement.

“Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of all unpaid obligations owing by such Lender to Agent and other Lenders under the Loan Documents, including such Lender’s Ratable Share of Loans.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Allocation” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Exhibit D hereto, under the heading “Allocation”, as such amount may be reduced or increased from time to time in accordance with this Agreement.

“Approval” means Agent’s indication to a Vendor that the Lenders will provide financing to Dealers with respect to a particular invoice or invoices for which CDF has not financed an Invoice for the inventory subject thereto.

“Approval Date” has the meaning set forth in Section 2(a)(iv) of this Agreement.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 20 (with the consent of any party whose consent is required by Section 20), accepted by Agent.

“Automatic Default” has the meaning set forth in Section 12(h) of this Agreement.

“Availability” means

(i)the lesser of (a) the Borrowing Base and (b) the Maximum Aggregate Credit Amount minus the outstanding amount of Approvals, minus

(ii)the aggregate outstanding principal amount of Obligations, minus

(iii)the amount of any Reserves.

“Borrowing Base” means the sum of the following:

(i)the applicable Advance Rate multiplied by the invoice amount of the applicable Eligible Inventory Collateral, subject to the following;

(a) if the Fixed Charge Coverage ratio is equal to or greater than 1.2x and TTM EBITDA is equal to or greater than twenty five million dollars ($25,000,000.00), in each case as shown on the most recent Trigger Compliance Certificate delivered pursuant to Section 8(i) hereof, 100% of the applicable Advance Rate multiplied by the invoice amount of the applicable Eligible Inventory Collateral shown on the most recent inventory certificate (“Total Eligible Inventory”), or

(b) if the Fixed Charge Coverage ratio is less than 1.2x or TTM EBITDA is less than twenty five million dollars ($25,000,000.00), in each case as shown on the most recent Trigger Compliance Certificate delivered pursuant to Section 8(i) hereof, 100% of the applicable Advance Rate multiplied by the invoice amount of the applicable Total Eligible Inventory shown on the most recent inventory certificate, less the lesser of (x) twenty million dollars ($20,000,000.00) or (y) 10% of Total Eligible Inventory shown on such inventory certificate (such lesser amount, the “Collateral Block”) ((a) or (b), as applicable, the “Net Eligible Inventory Amount”), plus

(ii)80% of the net amount of Eligible Accounts; plus

(iii)50% of the invoice amount of Eligible Parts.

“Borrowing Base Certificate” means a complete certificate, executed by an officer of Dealer Representative in the form set forth on Exhibit G indicating the Borrowing Base and the calculations used to determine such amounts.

“Business Day” means any day the Federal Reserve Bank of Chicago is open for the transaction of business.

“Capital Expenditures” means with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Debt) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP, but excluding from such calculation expenditures made with the cash proceeds received by Dealer from any insurance claim payable by reason of theft, loss, physical damage or similar event with respect to any of Dealer’s respective property or assets.

“CDF” has the meaning set forth in the Preamble of this Agreement.

“Charges” has the meaning set forth in Section 10(a) of this Agreement.

“Closing Date” means the date of this Agreement.

“Closing Date Guaranty Agreement” means that certain Guaranty executed by KCS RE and Wave Aviation in favor of Agent for the benefit of Lenders as of the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all personal property of each Dealer, whether such property or such Dealer’s right, title or interest therein or thereto is now owned or existing or hereafter acquired or arising, and wherever located, including without limitation, all Accounts, Inventory, Equipment, other Goods, General Intangibles (including without limitation, Payment Intangibles), Chattel Paper (whether tangible or electronic), Instruments (including without limitation, Promissory Notes), Deposit Accounts, Investment Property and Documents, any cash collateral such Dealer may have paid to Agent, and all Products and Proceeds of the foregoing; provided that “Collateral” shall exclude (a) all Fixtures (other than Goods affixed to Inventory) and (b) all equipment leases and agreements between Dealers and vendors, but only to the extent such leases and agreements prohibit or restrict such Dealers from granting a security interest therein and such prohibition or restriction is not ineffective under Article 9 of the Illinois Uniform Commercial Code or any other applicable law, rule or regulation; provided, further, that “Collateral” shall include (x) all Accounts and General Intangibles arising under such equipment leases and agreements between Dealers and vendors and (y) all payments and other property received or receivable in connection with any sale or other disposition of such leases and agreements.  Without limiting the foregoing, the Collateral includes each Dealer’s right to all Vendor Credits.  Similarly, the Collateral includes, without limitation, all books and records, electronic or otherwise, which evidence or otherwise relate to any of the foregoing property, and all computers, disks, tapes, media and other devices in which such records are stored.  For purposes of this definition only, capitalized terms used in this definition, which are not otherwise defined, shall have the meanings given to them in Article 9 of the Illinois Uniform Commercial Code.

“Collateral Block” has the meaning set forth in the definition of Borrowing Base.

“Collections” mean all monies that Agent receives from a Dealer or other sources (other than Lenders) on account of the Obligations.

“Contingent Liabilities” means any obligation, contingent or otherwise, of any Dealer guaranteeing or having the economic effect of guaranteeing any Debt or obligation of another in any manner, whether directly or indirectly, including without limitation any obligation of such Dealer, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or any security for the payment thereof, (b) to purchase property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

“Current Ratio” means the ratio, calculated for Dealers on a consolidated basis and in accordance with GAAP, of (a) current assets determined in accordance with GAAP to (b) current liabilities determined in accordance with GAAP less balloon payments due on real estate loans which Agent in its reasonable discretion expects to be refinanced. For the avoidance of doubt, all outstanding Obligations shall be deemed current liabilities regardless of their treatment under GAAP.

“Daily Interest” means, with respect to a Lender, for each calendar day of each calendar month, the product of: (a) the outstanding principal amount of Outstandings that are actually funded by Lender pursuant to this Agreement, multiplied by (b) the applicable interest rate set forth in Section 2(a)(vi) of this Agreement.

“Dealer Affiliate” means any Affiliate of a Dealer.

“Dealer Materials” has the meaning set forth in Section 33 of this Agreement.

“Dealer Representative” has the meaning set forth in Section 31(b) of this Agreement.

“Dealers” has the meaning set forth in the Preamble of this Agreement.

“Debt” means all obligations, contingent or otherwise of Dealers which, in accordance with GAAP, should be classified on the balance sheet as liabilities, and in any event including capital leases, Contingent Liabilities that are required to be disclosed and quantified in notes to financial statements in accordance with GAAP, and liabilities secured by any Lien on any property regardless of whether such secured liability is with or without recourse.

“Default” has the meaning set forth in Section 12 of this Agreement.

“Default Notice” means written notice from a Dealer received by Agent’s account manager for Dealer or any officer of Agent, specifically advising Agent of the existence of a Default.

“Default Rate” means the lesser of 3% per annum above the rate in effect immediately prior to the Default or the highest lawful contract rate of interest permitted under applicable law.

“Disputes” has the meaning set forth in Section 30(a) of this Agreement.

“Disqualified Person” has the meaning set forth in Section 20(b) of this Agreement.

“Eligible Accounts” has the meaning set forth in Section 2(e) of this Agreement.

“Eligible Inventory Collateral” means all marine product inventory of the Dealers (other than (i) spare parts, (ii) inventory held by KCS, and (iii) inventory held by MarineMax Products, Inc.) that is eligible for inclusion in the Borrowing Base pursuant to the requirements of this Agreement and the Program Terms Letter.

“Eligible Parts” means spare parts inventory of the Dealers that (a) is new, (b) is not subject to or encumbered by any Lien or security interest other than a Lien permitted pursuant to Section 6(a), and (c) has been held in inventory for no more than 12 months.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with any Dealer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” shall mean (a) any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived, with respect to a pension plan; (b) a withdrawal by any Dealer or any ERISA Affiliate from a pension plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Dealer or any ERISA Affiliate from a multi-employer plan or notification that a multi-employer plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a pension plan or multi-

employer plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any pension plan or multi-employer plan; or (f) the imposition of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Dealer or any ERISA Affiliate.

“Erroneous Payment” has the meaning set forth in Section 3(c) of this Agreement.

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 3(c) of this Agreement.

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 3(c) of this Agreement.

“Existing Financing Agreement” has the meaning set forth in the Recitals of this Agreement.

“FAA” has the meaning set forth in Section 30(f) of this Agreement.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by Wells Fargo Bank, National Association from three federal funds brokers of recognized standing selected by Wells Fargo Bank, National Association. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fixed Charge Coverage Ratio” means the ratio of (a) TTM EBITDA less Capital Expenditures for the trailing twelve month period (to the extent not financed) to (b) Fixed Charges for the trailing twelve month period.

“Fixed Charges” means cash interest plus scheduled principal payments plus income taxes paid in cash plus dividends and distributions.

“Foreign OEM” means an original manufacturer whose primary headquarters or primary operations are located outside of the United States, including without limitation Alexander Marine Company, Ltd., Galeon, LLP, Azimut-Benetti S.p.A, and Sino Eagle Yacht Co., Ltd.

“Free Floor Period” means a period equal to the number of days during which a Vendor agrees to assume the cost of financing Collateral purchased by a Dealer by granting Agent a Vendor Credit.

“Funded Debt” of any Person means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business and compensation or bonus arrangements with persons who are employees or independent contractors of a person, and (ii) any obligation under this Agreement or any other inventory financing agreement among Dealers and CDF), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person, (g) all hedging obligations of such Person, (h) all Contingent Liabilities of such Person, (i) all debt of any partnership of which such Person is a general partner, (j) all non-compete payment obligations, earn-outs and similar obligations and (k) any Stock or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

“Future Advances” means any amount that CDF is obligated to pay to a Vendor pursuant to this Agreement within a certain period after an Approval is issued by CDF.

“GAAP” means generally accepted accounting principles as of the Closing Date.  Notwithstanding anything to the contrary, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements delivered pursuant to Section 8(a) for the fiscal year ending September 30, 2018, including without limitation for purposes of calculating TTM EBITDA and the Fixed Charge Coverage Ratio, without giving effect to any change in accounting treatment of “operating” and “capital” leases scheduled to become effective for fiscal years beginning after December 15, 2018 as set forth in the Accounting Standards Update No. 2016-02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, 0r any similar publication issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect prior to December 15, 2018..

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, and supra-national entity.

“Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including KCS RE and Wave Aviation under the Closing Date Guaranty Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 6(d)(iv) of this Agreement or otherwise.

“Intervening Default” has the meaning set forth in Section 2(a)(iv) of this Agreement.

“Inventory Sublimit” means the specific sublimits set forth in the section entitled “Total Eligible Inventory Sublimits” in the Program Terms Letter.

“Investment” means any direct or indirect investment in any Person, including contributions of capital or assets to any Person, investments in or the acquisition of debt securities or equity interests of any Person, or any loans, advances or other extensions of credit to any Person, including any guarantee of obligations of another Person.

“Invoice” means any invoice issued by a Vendor related to an Approval.

“Kawasaki” means Kawasaki Motors Finance Corporation.

“Kawasaki Intercreditor” means that certain Intercreditor Agreement by and among Agent and Kawasaki to be entered into by and between Agent and Kawasaki following the Closing Date, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time as permitted therein.

“Kawasaki Reserve” means a reserve in an amount equal to five hundred thousand dollars ($500,000.00).

“KCS” means KCS International Inc., a Wisconsin corporation.

“KCS RE” means KCS RE Acquisition Company, LLC, a Wisconsin limited liability company.

“KCS Vendor Agreement” means, collectively, that certain (i) Amended and Restated Vendor Agreement dated as of August 6, 2020 between CDF and KCS, and (ii) Amended and Restated Vendor Agreement  dated as of August 4, 2020 between Wells Fargo Capital Finance Corporation Canada and KCS, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Lender Affiliate” means the Affiliate of a Lender.

“Lender Credit” has the meaning set forth in Section 3(a) of this Agreement.

“Lender Rate” means the Dealer Rate as set forth in the Program Terms Letter less any applicable Performance Rebate as set forth in the Program Terms Letter.

“Lenders” has the meaning set forth in the Preamble of this Agreement.

“LIBOR” means the greater of (a) the London Interbank Offered Rate (in U.S. dollar deposits) for a term of one month as published in the Money Rates column of The Wall Street Journal on the first Business Day of each calendar month, plus required regulatory reserves, if applicable (or any Benchmark Replacement as determined pursuant to Section 3(c) of this Agreement) or (b) 0.75%.

“Liens” has the meaning set forth in Section 6(a) of this Agreement.

“Loan Document” means this Agreement, any Program Terms Letter or Transaction Statement entered into pursuant to this Agreement, the Closing Date Guaranty Agreement, and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Loans” has the meaning set forth in Section 2(a)(i) of this Agreement.

“Material Adverse Effect” means a material adverse effect in (a) Dealers’ business, operations or financial condition, taken as a whole, (b) the performance and enforceability of this Agreement, (c) any portion of the Collateral in excess of one million dollars ($1,000,000.00), or (d) the perfection and priority of Agent’s Liens in the Collateral.

“Maximum Aggregate Credit Amount” means an aggregate total of five hundred million dollars ($500,000,000.00).

“Monthly Interest” means, with respect to each Lender, for each calendar month, the sum of the Daily Interest for each calendar day of such calendar month.

“MM Vendor Guaranty” means, collectively, that certain (i) Guaranty executed by MarineMax, Inc. in favor of Wells Fargo Commercial Distribution Finance, LLC dated on or about the date of the Third Omnibus Amendment Closing Date, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time and (ii) Guarantee executed by MarineMax, Inc. in favor of Wells Fargo Capital Finance Corporation Canada dated on or about the date of the Third Omnibus Amendment Closing Date, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Net Eligible Inventory Amount” has the meaning set forth in the definition of Borrowing Base.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to Agent, any Lender, or Dealer, or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments required to be funded by it under the Loan Documents or (c) (or any Person that directly or indirectly controls such Lender has), (i) become subject to a voluntary or involuntary case under the Federal Bankruptcy Reform Act of 1978, or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (c), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Obligations” means all indebtedness and other obligations of any nature whatsoever of each Dealer to Agent, Lenders and/or a Lender Affiliate, arising under this Agreement or any other Loan Document, and whether for principal, interest, fees, expenses, indemnification obligations or otherwise, and whether such indebtedness or other obligations are existing, future, direct, indirect, acquired, contractual, noncontractual, joint and/or several, fixed, contingent or otherwise.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Lender” has the meaning set forth in Section 22(a)(i) of this Agreement.

“Outstandings” means, at any time, an amount equal to the aggregate unpaid principal amount of all Loans.

“Participant Register” has the meaning set forth in Section 20(h) of this Agreement.

“Payment Default” means any failure by Dealers to make any payment with respect to the Obligations by the date due and after any applicable grace period under the applicable Loan Document (such date being the “Final Payment

Date”).  Payment Default shall not mean, and shall exclude, any deductions, offsets or other disputes made or asserted by a Dealer which are accepted by or under negotiation with Agent.

“Payment Recipient” has the meaning set forth in Section 3(c) of this Agreement.

“Performance Rebate” has the meaning set forth in the Program Terms Letter.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Locations” has the meaning set forth in Section 6(b)(xiii) of this Agreement.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Platform” has the meaning set forth in Section33 of this Agreement.

“Post-Close Period” has the meaning set forth in Section 6(b)(xvii) of this Agreement.

“Public Lender” has the meaning set forth in Section 33 of this Agreement.

“Pre-Owned Inventory Reserve” has the meaning set forth in the section entitled “Inventory Advance Rate” in the Program Terms Letter.

“Prime Rate” means, for any calendar month, an interest rate (calculated on a 360-day year basis as set forth herein) equal to the highest “prime rate” as published in the “Money Rates” column of The Wall Street Journal on the first Business Day of such month; if for any reason such rate is no longer published in The Wall Street Journal, Lender shall select such replacement index as Lender in its sole discretion determines most closely approximates such rate.

“Principal” has the meaning set forth in Section 31(b) of this Agreement.

“Program Terms Letter” means the Seventh Amended and Restated Program Terms Letter, dated as of the Closing Date, between the Dealers and Agent (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time).

“Ratable Share” means, with respect to each Lender, the percentage equal to such Lender’s Allocation divided by the Maximum Aggregate Credit Amount, as such percentage is set forth opposite such Lender’s name on Exhibit D hereto, under the heading “Ratable Share”, and as such percentage may be reduced or increased from time to time in accordance with this Agreement.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition precedent to the execution of this Agreement) and other consultants and agents of or to such Person or any of its Affiliates.

“Rent Reserve” means reserves instituted by Agent in its Permitted Discretion in an amount not to exceed the aggregate of three months’ rent with respect to each leased Collateral location for which the applicable landlord has not executed and delivered to Agent an agreement, in form and substance acceptable to Agent, subordinating such landlord’s lien in the Collateral and providing Agent reasonable access to such Collateral.

“Replacement Lender” has the meaning set forth in Section 22(b) of this Agreement.

“Reporting Date” means (a) each Tuesday that this Agreement is in effect or, if such Tuesday is not a Business Day, the next succeeding Business Day, or (b) any other Business Day selected by Agent in its reasonable discretion. Agent and Lenders hereby acknowledge and agree that the Ratable Shares set forth in Exhibit D attached hereto shall not take effect until the first Reporting Date after the date hereof. Until such Reporting Date, the Ratable Shares of Lenders immediately prior to the date of this Agreement shall continue to be in effect.

“Required Lenders” means Lenders whose aggregate Ratable Share exceeds 50%; provided, however, if there are two or more Lenders, Required Lenders shall mean no less than two unaffiliated Lenders.

“Reserves” means, as of any date of determination, any Kawasaki Reserves, Pre-Owned Inventory Reserves and Rent Reserves.

“Sale” has the meaning set forth in Section 20(b) of this Agreement.

“SPV” means any Person established by Agent, a Lender or a Lender Affiliate, as a bankruptcy-remote special purpose vehicle and identified as such in a writing by any Lender to Agent.

“Start Date” has the meaning set forth in Section 10(a) of this Agreement.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Tangible Net Worth” means the shareholders’ equity of Dealers on a consolidated basis, determined in accordance with GAAP, minus items treated as intangible assets under GAAP, amounts owing by any employee, officer or other Dealer Affiliate, other than draws to commissioned and seasonally compensated employees and advances made for customary travel expenses incurred in the conduct of Dealers’ business, and any other assets that cannot be identified as tangible assets to Agent’s reasonable satisfaction.

“Third Omnibus Amendment Closing Date” means May 2, 2021.

“Total Eligible Inventory” has the meaning set forth in the definition of Borrowing Base.

“Transaction Statement” has the meaning set forth in Section 3(a) of this Agreement.

“TTM EBITDA” shall mean consolidated net income plus the sum of taxes, interest, depreciation and amortization, and one-time costs related to acquisitions plus non-cash stock-based compensation less non-recurring gains or non-cash items increasing net income and tax credits to the extent they increased net income for the trailing twelve month period.

“UCC” means the Uniform Commercial Code as enacted and amended in the State of Illinois, and as may be further amended from time to time, or any other Uniform Commercial Code which governs the creation or perfection of the Liens granted hereunder.

“USA&M” has the meaning set forth in Section 30(b) of this Agreement.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107- 56 (signed into law October 26, 2001)).

“Vehicle Certification” means the (1) California Vehicle Dealer, Vehicle Rental Company or Affiliate Certification, (2) New York Vehicle Dealer, Rental Vehicle Company or Affiliate Certificate, and (3) such other vehicle certifications which may be required to be delivered to Agent from time to time, each in form and substance satisfactory to Agent.

“Vendor Credits” means all of each Dealer’s rights to any price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments and other amounts which at any time are due a Dealer from a Vendor.

“Vendors” means all manufacturers and vendors from which Dealers purchase inventory.

“Wave Aviation” means Wave Aviation LLC, a Florida limited liability company.

2.Extensions of Credit.

(a)Advances.

(i)Subject to the terms and conditions of this Agreement (including, without limitation, Sections 2(a)(iv) and (v) below), the Lenders severally and not jointly agree to make available to Dealers extensions of credit (“Loans”) in an amount equal to each such Lender’s Ratable Share of such Loan to any one or more Dealers on a revolving basis in such amounts as Dealers may from time to time request up to the amount of Availability to purchase inventory, which will be subject to a purchase money security interest in favor of Agent, as collateral agent for Lenders, and for other general corporate purposes not in violation of law.  With respect to each request by Dealers for a Loan, Agent will calculate the components of Availability as of the date of issuance of an Approval by Agent with respect to such request based upon (A) with respect to Borrowing Base, the most recent Borrowing Base Certificate delivered in accordance with Section 8(f) of this Agreement acceptable to Agent in its reasonable discretion and (B) with respect to the outstanding amount of Approvals, the outstanding principal amount of Obligations and the amount of any Reserves, the applicable amount of each as of such date.  For the avoidance of doubt, the principal amount outstanding under the Existing Financing Agreement as of the close of business on the date hereof shall be deemed a Loan outstanding under this Agreement, and shall be subject to the funding procedure set forth in Section 2(a)(v) below on the first Reporting Date following the Closing Date.

(ii)(A) Repayments from time to time of the outstanding balance of the indebtedness hereunder shall be available to be re-borrowed pursuant to the terms and conditions of this Agreement; (B) no Loan will be made to the extent such Loan would cause any Lender to have outstanding Loans in a principal amount in excess of such Lender’s Allocation; (C) if the Obligations hereunder outstanding at any time or from time to time exceed the lesser of (I) the Maximum Aggregate Credit Amount minus the outstanding amount of Approvals and any Reserves and (II) the Borrowing Base minus any Reserves, Dealers shall immediately (but in any event within two (2) Business Days) pay the amount of such excess to Agent for the benefit of Lenders; provided that, in its reasonable discretion, Agent may cause the Lenders to immediately cease to make Loans and/or Agent may immediately cease to issue Approvals until such repayment occurs; (D) if the Obligations outstanding at any time or from time to time with respect to any specific category of inventory exceed any applicable Inventory Sublimit, Dealers shall immediately (but in any event within two (2) Business Days) pay the amount of such excess to Agent for the benefit of Lenders; and (E) notwithstanding anything else contained in this Agreement, (I) in its reasonable discretion, Agent may cause the Lenders to immediately cease to make any Loans and/or  Agent may immediately cease to issue Approvals (x) upon the occurrence and during the continuance of any Default or upon the occurrence and during the continuance of any event which, with the giving of notice, the passage of time, or both would result in a Default, or (y) if any remittance for any Obligations is dishonored when first presented for payment, until such payment is honored, and (II) upon termination of this Agreement, Dealers shall repay to Agent on behalf of Lenders all Obligations hereunder, plus interest accrued to the date of payment.

(iii)In addition to all other requirements of this Agreement, but subject to Section 2(a)(iv), below, each Lender’s obligation to make each Loan is subject to the fulfillment or waiver of each and every of the following conditions prior to or contemporaneously with the making of each and every such Loan:

(A)each representation and warranty made to Agent and Lenders by or on behalf of any Dealer is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date, in which event such representation or warranty was true and correct as of such earlier date; and

(B)neither a Default nor any event which with the giving of notice, the passage of time or both would result in a Default has occurred and is continuing or would reasonably be expected to result after giving effect to the Loan requested.

(iv)Each Lender shall have the obligation to fund its Ratable Share of a Loan upon issuance by CDF of an Approval. Lenders acknowledge and agree that:  (A) CDF typically issues Approvals on a date (each, an “Approval Date”) prior to the date CDF is required actually to fund the Loan (each, an “Advance Date”) that is based on such Approval, (B) once an Approval has been issued, and the Vendor receiving such Approval shall have shipped its product based thereon, CDF may deem itself obligated to fund the related Loan on the Advance Date, notwithstanding any Automatic Default, Payment Default, Default Notice or other Default that may arise on or prior to an Approval Date (each, an “Intervening Default”), and (C) each Lender shall be obligated to fully fund in cash such Lender’s Ratable Share in any Loans which derive from all Approvals issued by CDF in good faith, as well as any Approvals and Future Advances based thereon, notwithstanding any Intervening Default.

(v)On each Reporting Date on or before 2:00 p.m. central time, Agent shall deliver notice to each Lender of the amount of Loans Lender has funded and such Lender’s Ratable Share multiplied by Outstandings, and: (A) if the amount of Loans Lender has funded is less than Lender’s Ratable Share multiplied by the Outstandings calculated as of such Reporting Date, then Lender shall remit such deficiency to Agent (on behalf of CDF) by 5:00 p.m. central time on the Business Day immediately following such Reporting Date, and (B) if the amount of Loans Lender has funded is more than Lender’s Ratable Share multiplied by the Outstandings calculated as of such Reporting Date, then Agent (on behalf of CDF) will remit such excess to such Lender by 5:00 p.m. central time on the Business Day immediately following such Reporting Date. Each payment due to Agent or Lenders will be paid in immediately available funds according to the electronic transfer instructions set forth on Exhibit E attached hereto, and, if not timely paid in accordance with this Agreement, will bear interest until paid at a rate per annum equal to the Lender Rate.  If CDF is acting as Agent, it shall be deemed to have paid its deficiency or received its excess as set forth above on each Reporting Date.  Each Lender hereby waives any right it may now or in the future have to set-off its obligation to make any payment to CDF or Agent under this Agreement against any obligation of CDF or Agent to such Lender, whether under this Agreement or any other agreement between CDF and such Lender or Agent and such Lender.

(vi)The amount of Loans each Lender has funded shall bear interest at the Lender Rate, as such rate may change pursuant to the terms of the applicable Program Terms Letter. Interest will be computed on the basis of a 360-day year and assess for the actual number of days elapsed.  Provided Lender is not a Non-Funding Lender, then the amount of Monthly Interest, if any, payable to Lender, less any Administrative Fee due to Agent pursuant to a Fee Letter between Agent and Lender, shall be distributed by Agent to Lender monthly in arrears on the latter of: (A) the fifteenth (15th) day of the applicable month, or if the fifteenth (15th) is not a Business Day, the next succeeding Business Day, or (B) within five (5) Business Days after Agent’s receipt thereof from all Dealers.  To the extent that Lender is entitled to receive interest income in excess of the Monthly Interest, if such additional interest has not previously been distributed to Lender, then Lender shall be entitled to receive an additional payment from Agent equivalent to Lender’s Ratable Share of such interest income.  Any amounts due to Lender for income in excess of the Monthly Interest shall be reflected and paid with Monthly Interest as set forth above.  Lenders acknowledge and agree that the rate of return paid on any Loan is dependent on numerous factors, including discounts and subsidies offered by Vendors.  Application of any Collections received by Agent as interest in cash or good collected funds representing payment of interest on the Loans may result in the payment of interest to Lender in excess of the rate set forth in this subsection.

(vii)Provided a Lender is not a Non-Funding Lender, any Collections received by Agent in good collected funds representing payment of any part of the Unused Line Fee (as described in the Program Terms Letter) shall be paid by Agent to each Lender in an amount equal to such Lender’s Ratable Share monthly in arrears, with Monthly Interest as set forth in Section 2(a)(vi).

(viii)Lenders acknowledge that Dealers may be entitled to receive a Performance Rebate on a calendar quarter basis pursuant to the terms of the Program Terms Letter.  Notwithstanding anything contained herein to the contrary, if the Performance Rebate is not earned by or otherwise paid to Dealers during any calendar quarter, each Lender may be entitled to receive an additional payment from Agent equivalent to such Lender’s share of such portion of the Performance Rebate not earned by or otherwise paid to Dealers.  Any amounts due to Lenders under this Section 2(a)(viii) shall be reflected in a notice to be delivered in the manner set forth in Section 2(a)(v) of this Agreement within forty-five (45) days following the end of the applicable calendar quarter.

(ix)As of the Closing Date, all outstanding advances under the Existing Financing Agreement shall be deemed Loans under this Agreement.

(b)Advance Rates. The advance rates with respect to inventory as well as additional details of the financing program are set forth in the Program Terms Letter, the terms of which are incorporated herein by this reference. This Agreement concerns the extension of credit, and not the provision of goods or services.

(c)Erroneous Payments.

(i)Each Lender, each other secured party, and any other party hereto hereby severally agrees that if (A) the Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other secured party (or the Lender Affiliate of a secured party) or any other Person that has received funds from the Agent or any of its Affiliates, either for its own account or on behalf of a Lender, or other secured party (each such recipient, a “Payment Recipient”), that the Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (B) any Payment Recipient receives any payment from the Agent (or any of its Affiliates) (1) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (2) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (3) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (A) or (B) of this Section 2(c)(i), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 2(c) shall require the Agent to provide any of the notices specified in clauses (A) or (B) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(ii)Without limiting the immediately preceding clause (i), each Payment Recipient agrees that, in the case of clause (i)(B) above, it shall promptly notify the Agent in writing of such occurrence.

(iii)In the case of either clause (i)(A) or (i)(B) above, such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and upon demand from the Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iv)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with the immediately preceding clause (iii), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Agent and upon the Agent’s written notice to such Lender, such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Allocation commitment) with respect to which such Erroneous Payment was made to the Agent or, at the option of the Agent, the Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Allocation commitment), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment.  Without limitation of its rights hereunder, the Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration.  The parties hereto acknowledge and agree that (A) any assignment contemplated in this clause (iv) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (B) the provisions of this clause (iv) shall govern in the event of any conflict with the terms and conditions of Section 20 and (C) the Agent may reflect such assignments in any register maintained by Agent without further consent or action by any other Person.

(v)Each party hereto hereby agrees that (A) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under this Section 2(c) or under the indemnification provisions of this Agreement, (B) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other loan party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other loan party for the purpose of making for a payment on the Obligations and (C) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(vi)Each party’s obligations under this Section 2(c) shall survive the resignation or replacement of the Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Allocation commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(vii)Nothing in this Section 2(c) will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

(d)[reserved]

(e)Eligible Accounts.

(i)“Eligible Accounts” means all Accounts of the Dealers other than the following:

(A)Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than sixty (60) days from the date of sale;

(B)Accounts unpaid more than ninety (90) days from date of invoice;

(C)all Accounts of any obligor if fifty percent (50%) or more of the aggregate outstanding balance of such obligor’s Accounts are unpaid for more than ninety (90) days from the date of invoice;

(D)Accounts for which the obligor is an officer, director, shareholder, partner, member, owner, employee, agent, parent, subsidiary, affiliate of, or is related to any Dealer or has common shareholders, officers, directors, owners, partners or members with Dealer;

(E)consignment sales;

(F)Accounts for which the payment is or may be conditional;

(G)Accounts for which the obligor is not a commercial or institutional Person or is not a resident of the United States;

(H)Accounts with respect to which any warranty or representation provided in Subsection 2(e)(ii) is not true and correct;

(I)Accounts which represent goods or services purchased for a personal, family or household purpose;

(J)Accounts which represent goods used for demonstration purposes or loaned by any Dealer to another party;

(K)Accounts which are progress payment, barter, or contra accounts;

(L)Accounts in which CDF does not have a first priority perfect security interest therein;

(M)Accounts arising from the sale of goods other than inventory;

(N)Accounts with respect to which Agent has not completed due diligence reasonably satisfactory to Agent; and

(O)any and all other Accounts which Agent deems to be ineligible.

(ii)For each Account that Dealers include in any Borrowing Base Certificate, each Dealer represents and warrants to Agent and Lenders that at all times:

(A)such Account is genuine;

(B)such Account is not evidenced by a judgment or promissory note or similar instrument or agreement;

(C)such Account represents an undisputed bona fide transaction completed in accordance with the terms of the invoices and purchase orders relating thereto;

(D)the goods sold or services rendered which resulted in the creation of such Account have been delivered or rendered to and accepted by the obligor;

(E)the amounts shown on the Borrowing Base Certificate, Dealers’ books and records and all invoices and statements delivered to Agent with respect thereto are owing to a Dealer and are not contingent;

(F)there are no offsets, counterclaims or disputes existing or asserted with respect thereto and no Dealer has made any agreement with any obligor for any deduction or discount of the sum payable thereunder except regular discounts allowed by Dealers in the ordinary course of its business for prompt payment which have been disclosed to Agent;

(G)there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Borrowing Base Certificate, such Dealer’s books and records and the invoices and statements delivered to Agent with respect thereto;

(H)all persons acting on behalf of obligors thereon have the authority to bind the obligor;

(I)the goods sold or transferred giving rise thereto were not, immediately prior to such sale or transfer, subject to any lien, claim, encumbrance or security interest which is superior to that of Agent for the benefit of Lenders; and

(J)there has been no material adverse change in the obligor’s financial condition since the creation of the Account, and there are no proceedings or actions known to Dealer which are threatened or pending against any obligor thereon which might result in any material adverse change in such obligor’s financial condition.

3.Financing Terms.

(a)Certain financial terms of any Loan made under this Agreement are set forth in the Program Terms Letter.  In connection with financing an item of inventory for any Dealer, Agent, on behalf of the Lenders, will transmit or otherwise make available to such Dealer and Lenders a “Transaction Statement” which is a record that may be transmitted by Agent to such Dealer from time to time which identifies the Collateral financed and/or the advance made and the terms and conditions of repayment of such advance as provided in this Agreement.  Dealers agree that a Dealer’s failure to notify Agent in writing of any objection to a Transaction Statement within thirty (30) days after a Transaction Statement is transmitted or otherwise sent to such Dealer shall constitute Dealers’ (i) acceptance thereof, (ii) agreement that the Lenders are financing such inventory at Dealers’ request, and (iii) agreement that such Transaction Statement will be incorporated herein by reference to the extent not inconsistent with the terms hereof.  To the extent any Transaction Statement is inconsistent with the terms hereof, this Agreement (including any applicable Program Terms Letter) shall govern and control.  If any Dealer objects to any Transaction Statement, such Dealer and Agent, on behalf of Lenders, will work in good faith to resolve such objection within sixty (60) days after the applicable Transaction Statement is transmitted or otherwise sent to such Dealer.  However, notwithstanding such objection, Dealers will pay Agent on behalf of Lenders for such inventory in accordance with this Agreement.  With respect to any advance made to a Vendor on behalf of a Dealer, Agent, on behalf of any one or more Lenders, may apply against any such amount owed to Vendor any amount such Lender or Lenders is owed from such Vendor with respect to Free Floor Periods (each, a “Lender Credit”) or any other amounts such Lender or Lenders is owed from such Vendor.  Notwithstanding the foregoing, Dealers agree to pay the full amount reflected on any Transaction Statement. Notwithstanding anything to the contrary contained herein, including without limitation the provisions of Section 17 hereof, without the consent of Lenders, CDF may change any aspect or portion of any Transaction Statement at any time, provided that such change is not inconsistent with the terms and conditions of this Agreement.

(b)Upon receipt by Agent of a request for a Loan under and pursuant to CDF’s standard advance request procedures and the issuance of a Transaction Statement by Agent as set forth in Section 3(a) above, each Lender shall follow the funding procedures established by Agent, from time to time, and shall, as and when requested by Agent, advance funds to Agent to fund such Loan in amounts equal to such Lender’s Ratable Share of such Loan.

(c)Effect of Benchmark Transition Event.

(i)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Agent and the Dealers may amend this Agreement to replace LIBOR with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Dealers so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment.  No replacement of LIBOR with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.

(ii)In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such

Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)Standards for Decisions and Determinations. The Agent will promptly notify the Dealers and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event.”

(iv)Upon the Dealers’ receipt of notice (which may be via electronic means, including e-mail) of the commencement of a Benchmark Unavailability Period, the Dealers may revoke any request for a LIBOR borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Dealers will be deemed to have converted any such request into a request for a Dealer of or conversion to Prime Rate Loans.  During any Benchmark Unavailability Period, the component of Prime Rate based upon LIBOR, if any, will not be used in any determination of Prime Rate.

(v)As used in this Section 3(c):

(A)“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Dealers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

(B)“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable interest period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Dealers giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

(C)“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

(D)“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1)in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2)in the case of clause (iii) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

(E)“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1)a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

(F)“Benchmark Transition Start Date” means (i) in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th  day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (ii) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice (which may be via electronic means, including e-mail) to the Dealers, the Agent (in the case of such notice by the Required Lenders) and the Lenders.

(G) “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (i) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (ii) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

(H)“Early Opt-in Election” means the occurrence of:

(1)(a) a determination by the Agent or (b) a notification by the Required Lenders to the Agent (with a copy to the Dealers) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)(a) the election by the Agent or (b) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Agent of written notice (which may be via electronic means, including e-mail) of such election to the Dealers and the Lenders or by the Required Lenders of written notice (which may be via electronic means, including e-mail) of such election to the Agent.

(I)“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

(J)“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(K)“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

(L)“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(M)“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(vi) On March 5, 2021, the ICE Benchmark Administration (the "IBA"), the administrator of the London interbank offered rate, and the Financial Conduct Authority, the regulatory supervisor of the IBA, announced in public statements (the "Announcements") that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023.  No successor administrator for the IBA was identified in such Announcements.  The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (c)(iii) of this Section 3 shall be deemed satisfied.

4.Security Interest.

(a)Each Dealer hereby grants to Agent, as collateral agent for the Lenders, a security interest in all of the Collateral as security for all Obligations under this Agreement.

(b)Agent will not exercise sole dominion and control over any Deposit Account included in the Collateral except as contemplated by Section 13 of this Agreement after a Default.

5.Representations and Warranties. Each Dealer represents and warrants that at the time of execution of this Agreement and at the time of each Approval and each advance hereunder:

(a)such Dealer is in good standing in its jurisdiction of organization and is qualified to transact business in each other jurisdiction in which the nature of its business or property requires such qualification, unless failure to so qualify could not result, individually or in the aggregate, in a Material Adverse Effect;

(b)such Dealer does not conduct business under any trade styles or trade names except as disclosed by such Dealer to Agent in writing and except to the extent that such conduct could not result, individually or in the aggregate, in a Material Adverse Effect;

(c)such Dealer has all the necessary authority to enter into and perform this Agreement, and the execution, delivery and performance of this Agreement will not violate (i) such Dealer’s organizational documents, (ii) any agreement binding upon it, unless such violation could not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) any law, rule, regulation, order or decree, unless such violation could not result, individually or in the aggregate, in a Material Adverse Effect;

(d)this Agreement and each other Loan Document to which any such Dealer is a party constitute the legal, valid and binding obligations of each such Dealer, enforceable against such Dealer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(e)such Dealer keeps its records respecting accounts and chattel paper at its chief executive office identified below and keeps the Collateral only at locations permitted by Section 6(b)(xiii) of this Agreement;

(f)this Agreement correctly sets forth such Dealer’s true legal name, the type of its organization, the jurisdiction in which such Dealer is incorporated or otherwise organized, and such Dealer’s organizational identification number, if any, in each case, as of the date hereof;

(g)all information supplied by such Dealer to Agent or any Lender, including any Vehicle Certification, financial, credit or accounting statements or application for credit, in connection with this Agreement is true, correct and complete in all material respects;

(h)all advances and other transactions hereunder are for business purposes and not for personal, family, household or any other consumer purposes;

(i)such Dealer has good title to all Collateral in which it purports to have any interest;

(j)there are no actions or proceedings pending or threatened against Dealers which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and

(k)on the Closing Date, neither a Default nor an event which, with the giving of notice, the passage of time, or both, would result in a Default has occurred and is continuing, and, at the time of each Approval and each advance hereunder, a Default has not occurred and is not continuing.

6.Covenants.

(a)Permitted Liens.  Until sold as permitted by this Agreement, each Dealer shall own all of its Collateral free and clear of all liens, security interests, claims and other encumbrances, whether arising by agreement or operation of law (collectively “Liens”), other than:

(i)Liens in favor of Agent;

(ii)Other than as set forth in Section 6(a)(x) below, purchase money Liens on Dealers’ new inventory manufactured by Vendors for which Agent does fund invoices directly on behalf of Dealers;

(iii)Liens on Dealers’ new, used and pre-owned inventory manufactured by Vendors t for which Agent does fund invoices directly on behalf of Dealers; provided that such Liens are subject to subordination or intercreditor agreements in form and substance acceptable to Agent, in its sole discretion, whereby Agent subordinates its Liens in such inventory;

(iv)Liens for taxes, assessments or other governmental charges that are not due or payable or that are due or payable, but are being diligently contested in good faith by appropriate proceedings; provided that such contested taxes, assessments or other governmental charges do not exceed five hundred thousand dollars ($500,000.00) in aggregate at any time;

(v)Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not yet due or payable; provided, however, that Liens of landlords are permitted only to the extent that such Liens are subordinate to the Liens in favor of Agent pursuant to an agreement in form and substance acceptable to Agent or if such subordination is not required pursuant to the terms of the Program Terms Letter;

(vi)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(vii)existing Liens identified in Exhibit A to this Agreement, but only to the extent securing the indebtedness identified in such Exhibit; provided that the amount of such indebtedness does not exceed the outstanding amounts thereof on the Closing Date;

(viii)Liens for capital leases and equipment financing in a combined aggregate amount not exceeding ten million dollars ($10,000,000.00), but only to the extent encumbering the property leased under such capital leases or acquired with the proceeds of such equipment financing;

(ix)Liens on or with respect to cash collateral to secure (a) obligations to depository institutions with respect to deposit and treasury management services provided by such institutions to Dealers of up to one million dollars ($1,000,000.00) in the aggregate, and (b) reimbursement obligations under letters of credit of up to three million five hundred thousand dollars ($3,500,000.00) in the aggregate; provided that the amount of cash collateral securing the obligations described in clauses (a) and (b) of this Section 6(a)(ix) shall not exceed three million five hundred thousand dollars ($3,500,000.00) in the aggregate at any time; and

(x)Liens in favor of Kawasaki if (a) the Post-Close Period is in effect, or (b) such Liens are subject to the Kawasaki Intercreditor, and in either case such Liens do not secure an aggregate amount financed by Kawasaki in excess of five hundred thousand dollars ($500,000.00) at any time outstanding.

(b)Affirmative Covenants.  Each Dealer will:

(i)keep all Collateral at Permitted Locations and keep all tangible Collateral in good order, repair and operating condition and insured as required herein;

(ii)promptly file all tax returns required by law and promptly pay all taxes, fees, and other governmental charges for which it is liable, including without limitation all governmental charges against the Collateral or this Agreement;

(iii)permit Agent and its designees, without notice, to inspect the Collateral (including, without limitation, each certificate of title or statement of origin issued for Collateral financed by Lenders) during normal business hours and at any other time Agent deems desirable (and such Dealer hereby grants Agent and its designees an irrevocable license to enter such Dealer’s business locations during normal business hours without notice to such Dealer to account for and inspect all Collateral and to examine and copy such Dealer’s books and records related to the Collateral);

(iv)keep complete and accurate records of its business, including inventory, accounts and sales; and permit Agent and its designees to inspect and copy such records upon request;

(v)furnish Agent and Lenders with such additional information regarding the Collateral and such Dealer’s business and financial condition as Agent or any Lender may from time to time reasonably request (including without limitation financial statements and projections more frequently than set forth below) ), as well as any “Know Your Customer” documentation, including without limitation beneficial ownership certification as requested by Agent or Lenders (including upon addition of any new entity to this Agreement or other Loan Document);

(vi)immediately notify Agent of any Material Adverse Effect or any reduction in the aggregate value of the Collateral of five hundred thousand dollars ($500,000.00) or more;

(vii)execute (or cause any third party in possession of Collateral to execute) all documents Agent requests to perfect and maintain the security interest in the Collateral granted to Agent, on behalf of Lenders, hereunder;

(viii)upon Agent’s request, at any time during the continuance of a Default, deliver to Agent immediately upon such request (and Agent may retain) each certificate of title or statement of origin issued for Collateral financed by any one or more Lenders;

(ix)at all times be duly organized, existing, in good standing, qualified and licensed to do business in each jurisdiction in which the nature of its business or property so requires;

(x)notify Agent of the commencement of any material legal proceedings against such Dealer;

(xi)comply with all laws, rules and regulations applicable to such Dealer, including without limitation, the USA PATRIOT Act, OFAC, and FCPA and all  laws, rules and regulations relating to  import or export controls or anti-money laundering;

(xii)conduct business only under such trade styles and trade names as such Dealer has disclosed to Agent in writing prior to such conduct;

(xiii)permit Eligible Inventory Collateral to be located at, or in-transit domestically to and from, only locations described in Exhibit B to this Agreement (as such Exhibit B may be updated from time to time with the approval of Agent) and at such other locations in the United States disclosed to Agent in writing at least fifteen (15) days prior to such Dealer’s use of such location (but excluding the locations of any consigned inventory), unless Agent otherwise agrees to such location or consignment in writing (collectively, the “Permitted Locations”); provided that such fifteen (15) day notice and Agent approval shall not be required for inventory (including consigned inventory not financed by Agent hereunder) with an aggregate invoice amount of less than five million dollars ($5,000,000.00) located at other locations (including locations outside of the United States, but excluding boat shows) for up to thirty (30) days per unit and, provided, further, that such notice shall be reduced to one (1) day and Agent approval shall not be required for inventory (excluding consigned inventory) with an aggregate invoice amount of less than five million dollars ($5,000,000.00) located at boat shows for up to thirty (30) days;

(xiv)provide to Agent or any Lender, when requested by Agent or such Lender, a copy of such Dealer’s organizational documents, and will provide to Agent or any requesting Lender any subsequent amendments thereto bearing indicia of filing from the appropriate Governmental Authority, or such other documents verifying such Dealer’s true and correct legal name as Agent may request from time to time;

(xv)permit (i) MarineMax Vacations, Ltd. to hold Eligible Inventory Collateral only with an aggregate invoice amount of not more than two million dollars ($2,000,000.00); provided that such inventory shall at all times be used by MarineMax Vacations, Ltd. in connection with its charter business or businesses directly related thereto, and (ii) MarineMax KW, LLC to finance inventory with Kawasaki only subject to the provisions of Section 6(a)(x); provided, however, that MarineMax KW, LLC shall not finance any inventory with Kawasaki unless (a) the Post-Close Period is in effect, or (b) the Kawasaki Intercreditor shall be in effect;

(xvi)immediately notify Agent of any Dealer which has not already executed a Vehicle Certification that is (i) principally directed or managed from the State of California or (ii) organized or incorporated under the laws of the State of New York, has a principal place of business in the State of New York, or does business in the State of New York; and

(xvii)within fifteen (15) days following the Closing Date or such later date as Agent may approve in its sole discretion (“Post-Close Period”), cause Kawasaki to execute and deliver to Agent the Kawasaki Intercreditor.

(c)Financial Covenants.  Dealers covenant and agree that, so long as any of the Obligations to Agent and any Lenders remain outstanding or this Agreement remains in effect, even if no Obligations to Agent or any Lenders are outstanding, Dealers and their subsidiaries, on a consolidated basis, shall:

(i)maintain at all times a ratio of Debt to Tangible Net Worth of not more than 2.75 to 1.0 measured as of fiscal quarter end June 30, 2013 and each successive fiscal quarter end thereafter; and

(ii)maintain at all times a Current Ratio of not less than 1.2 to 1.0 as of fiscal quarter end June 30, 2013 and each successive fiscal quarter end thereafter.

(d)Negative Covenants.  No Dealer will, without Agent’s prior written consent:

(i)use (except for demonstration purposes), rent, lease, sell, transfer, consign (except consigned inventory located at Permitted Locations), license, encumber or otherwise dispose of any Collateral except for sales of inventory at retail in the ordinary course of such Dealer’s business and except for (A) Collateral with an aggregate value not exceeding five hundred thousand dollars ($500,000.00) in any one calendar year and (B) transfers of inventory to other dealers of such inventory to the extent consented to by Agent in writing in its Permitted Discretion;

(ii)sell or otherwise transfer inventory to a Dealer Affiliate, except in accordance with Section 6(e) of this Agreement;

(iii)engage in any other material transaction not in the ordinary course of such Dealer’s business with respect to the Collateral or which would result, individually or in the aggregate, in a Material Adverse Effect;

(iv)change the nature of its business in any material manner or its legal structure or be a party to a merger or consolidation (other than a merger or consolidation of a Dealer with or into another Dealer), divide itself pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar law or statute or change its type of organization, its jurisdiction of incorporation or organization, or its organizational identification number, if any, or acquire any Person (an “Acquired Person”) or a substantial portion of the assets of any Person (“Acquired Assets”), except that Dealers may acquire an Acquired Person or Acquired Assets (Y) if each of the following conditions are met, without Agent’s prior written consent or (Z) if each of the following conditions are not met, with Agent’s prior written consent (which consent will not be unreasonably withheld if required solely because of a failure to satisfy clause (F) below):

(A)Dealers provide Agent with thirty (30) days’ prior written notice of such acquisition, accompanied by a certificate of Dealers’ chief financial officer that such acquisition complies with the conditions of this Section 6(d)(iv) (including without limitation a certification of the total acquisition cost of all Acquired Persons and Acquired Assets in the applicable rolling twelve-month period as set forth in clause (F), below, and the sum of Dealer’s unrestricted cash plus Availability as set forth in clause (G), below, and copies of pro forma financial statements and projections giving effect to such acquisition,

(B)immediately after any such acquisition of an Acquired Person, such Acquired Person becomes a party to this Agreement as a Dealer or a Guarantor of the Obligations, as determined by Agent in Agent’s Permitted Discretion, by executing and delivering to Agent such documents and agreements as Agent may reasonably require, at Dealers’ cost and expense,

(C)immediately after any such acquisition of Acquired Assets, Agent shall continue to have, on behalf of Lenders a first-priority perfected security interest in such Acquired Assets that constitute “Collateral” (as defined herein) and the other Collateral,

(D)at the time of such acquisition and after giving effect thereto, neither a Default nor an event which, with the giving of notice, the passage of time, or both, would result in a Default, shall have occurred and be continuing,

(E)before and after giving effect to such acquisition, as illustrated by the pro forma financial statements and projections provided to Agent pursuant to clause (A) above, Dealers shall be in compliance with the financial covenants set forth in Section 6(c) as of the most recently ended fiscal quarter and the next four fiscal quarters ending after such acquisition,

(F)the total acquisition cost of such Acquired Person or Acquired Assets (including, without limitation, acquired inventory) shall not exceed fifty million dollars ($50,000,000.00) in the aggregate in any rolling twelve-month period for all such Acquired Persons and Acquired Assets, collectively, and

(G)at the time of such acquisition, the sum of Dealers’ unrestricted cash, plus Availability shall be at least ten million dollars ($10,000,000.00); provided, however, that notwithstanding anything in this Section to the contrary, MarineMax Vacations, Ltd. shall not be required to become a party to this Agreement as a Dealer;

(v)change its name or conduct business under a trade style or trade name other than those disclosed by such Dealer to Agent in writing without giving Agent at least thirty (30) days’ prior written notice thereof;

(vi)change its chief executive office or office where it keeps its records with respect to accounts or chattel paper;

(vii)change the state in which it is incorporated or otherwise organized (except upon thirty (30) days’ prior written notice to Agent);

(viii)finance on a secured basis with any Vendor or any third party the acquisition of inventory of the same brand as any new inventory financed or to be financed by Agent;

(ix)store Collateral financed by Lenders with any third party except for Collateral at Permitted Locations;

(x)incur additional Funded Debt, other than (A) Funded Debt under the KCS Vendor Agreement and MM Vendor Guaranty, and (B) other Funded Debt in an amount not to exceed one hundred thirty million dollars ($130,000,000.00) at any time outstanding, so long as prior to and immediately after giving effect to the incurrence of such Funded Debt under this Section (6)(d)(x)(B), (1) Dealers shall be in compliance with the financial covenants contained in Section 6(c) of this Agreement on a pro forma basis and (2) no Default shall exist or would result therefrom;

(xi)pay cash dividends or make other cash distributions with respect to or repurchase Stock of Dealers, other than such distributions and repurchases in an aggregate amount not to exceed fifty million dollars ($50,000,000.00) in the aggregate in any calendar year, so long as prior to and immediately after giving effect to any such distributions, (A) the sum of Dealers’ unrestricted cash plus Availability shall be at least twenty five million dollars ($25,000,000.00), and (B) no Default shall exist or would result therefrom;

(xii)make or cause to be made any Investment in any direct or indirect subsidiary of such Dealer unless such subsidiary is another Dealer who is a signatory to this Agreement; provided, however, that Dealers may make Investments in such subsidiaries that are not Dealers so long as (i) all such Investments do not exceed fifteen million dollars ($15,000,000.00) at any one time, and (ii) before making and after giving effect to any such Investment, there shall not exist or be continuing any Default or event which with the giving of notice, the passage of time, or both, would constitute a Default; or

(xiii)(A) cause or permit KCS RE to own or hold any assets other than the real estate owned by KCS RE as of the date hereof or (B) cause or permit Wave Aviation to own or hold any assets other than ownership of all or an interest in a jet or other aircraft and assets directly related thereto.

(e)Notwithstanding the provisions of Section 6(d)(ii) of this Agreement, a Dealer may sell or otherwise transfer inventory to another Dealer who is a signatory to this Agreement.  The parties agree that any such inventory that is sold or otherwise transferred at any time by one Dealer to another shall be and remain Collateral and shall continue to secure the Obligations.

(f)Each Dealer, within sixty (60) days of the end of each calendar year, will provide a list of all locations where Collateral is or may be kept, including information as to whether the property is owned or leased, any Liens or other encumbrances on such property, and if leased, the name of the lessor, the lease term, and any other information Agent shall request.  If any Collateral location is subject to a mortgage, deed of trust, or other Lien in favor of any Person other than Agent, except any Lien permitted by Section 6(a) of this Agreement, Dealers agree to promptly obtain an agreement from such Person, waiving such Person’s Lien on the Collateral and providing Agent reasonable access thereto, in form and substance acceptable to Agent and duly executed and delivered by such Person.

7.Insurance.

(a)All risk of loss, damage to or destruction of Collateral shall at all times be on Dealers. Each Dealer shall keep all of its tangible Collateral insured for full value against all insurable risks, under policies delivered to Agent, on terms and with insurers reasonably acceptable to Agent, with loss payable to Agent on behalf of Lenders (with respect to any claim in excess of two hundred fifty thousand dollars ($250,000.00) per occurrence), assignee or additional insured, as appropriate.  Such insurance shall be subject to cancellation or change only (i) upon ten (10) days written notice to Agent for non-payment of premium or (ii) upon thirty (30) days written notice to Agent for all other reasons, and shall provide that Agent’s interests will not be impaired by any failure of Dealers to comply with the terms of such insurance or by any exercise of remedies by Agent with respect to the property insured.  With respect to any claim during the continuance of any Default, Agent is authorized, but not required, to act as attorney‑in‑fact for each Dealer in adjusting and settling any insurance claims under any such policy and in endorsing any checks or drafts drawn by insurers.  To facilitate the exercise of such rights by Agent, each Dealer has executed and delivered to Agent a Power of Attorney, which Agent agrees not to exercise any rights under unless a Default has occurred and is continuing.  In addition, at any time (before and after the occurrence of any Default), (A) each Dealer shall promptly remit to Agent in the form received, with all necessary endorsements, all proceeds of such insurance which such Dealer may receive, and (B) Agent, at its election, shall either apply any proceeds of insurance it may receive toward payment of the Obligations or pay such proceeds to such Dealer or any other Dealer.

(b)Except as otherwise required by Section 7(a) of this Agreement, Dealers shall (i) keep their insurable property adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (ii) maintain in full force and effect public liability and workers compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers reasonably satisfactory to Agent, and (iii) maintain such other insurance as may be required by law or reasonably requested by Agent.  Dealers shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to Agent, on or before the date hereof, and thereafter upon demand, evidence of the maintenance of such insurance.  Dealers shall deliver promptly to Agent copies of all reports provided to insurers by any Dealer.

(c)The following notice is given pursuant to Section 180/10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of this Agreement:  Unless EACH Dealer provides evidence of THE insurance coverage required by SUCH DEALER’S Agreement WITH Agent and lenders, Agent may purchase insurance at such DEALER’S expense to protect Agent’s and lenders’ interest in SUCH Dealer’s collateral.  This insurance may, but need not, protect SUCH Dealer’s interest.  The coverage that Agent purchases may not pay any claim that SUCH Dealer makes or any claim that is made against SUCH Dealer in connection with the collateral.  SUCH Dealer may later cancel any insurance purchased by Agent, but only after providing Agent evidence that SUCH Dealer has obtained insurance as required under this Agreement.  If Agent purchases insurance for ANY collateral, DealerS will be responsible for the costs of that insurance, including the insurance premium, interest and any other chaRges Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to DEALERs’ total outstanding balance or obligation.  The costs of the insurance may be more than the cost of insurance A Dealer may be able to obtain on its own.

8.Financial Statements and Certificates.  Unless waived by Agent, Dealers will deliver to Agent, in a form reasonably satisfactory to Agent:

(a)Dealers’ and their subsidiaries’ audited year-end balance sheet and audited annual profit and loss statement for each fiscal year after the date hereof, prepared on a consolidated basis, within twenty (20) days after the same are prepared but in no event later than one hundred and twenty (120) days after the end of each fiscal year, accompanied by an unqualified opinion of independent certified public accountants acceptable to Agent;

(b)within sixty (60) days after the end of each of such Dealers’ fiscal quarters, a reasonably detailed balance sheet and income statement as of the last day of such quarter covering Dealers’ and their subsidiaries’ operations on a consolidated basis for such quarter;

(c)within thirty (30) days after the end of Dealers’ fiscal months, a reasonably detailed balance sheet and income statement as of the last day of such month covering Dealers’ and their subsidiaries’ operations for such month, on a consolidated basis;

(d)within thirty (30) days after Dealers’ year-end, Dealers’ and their subsidiaries’ financial projections for the next fiscal year on a consolidated basis;

(e)concurrently with the delivery of the financial statements required to be delivered under clauses (a) and (b), above, a compliance certificate in the form attached hereto as Exhibit C, executed by an officer of Dealers,

(f)by the 10th day of each month (or the first Business Day following the 10th day of each month if the 10th day is not a Business Day), or more frequently as requested by Agent, a completed Borrowing Base Certificate;

(g)by the 10th day of each month (or the first Business Day following the 10th day of each month if the 10th day is not a Business Day), (i) a schedule of Accounts in form and manner reasonably acceptable to Agent (which shall include current addresses and telephone numbers of account debtors and a detailed aging of the Accounts for such period); (ii) a monthly inventory report in the form attached in form and manner reasonably acceptable to Agent, together with supporting documentation requested by Agent; and (iii) a schedule of Parts in form and manner reasonably acceptable to Agent, together with supporting documentation requested by Agent, in each case based on the balances as of the last day of the immediately preceding month.

(h)within ten (10) days after Agent’s reasonable request, any other information relating to the Collateral or the financial condition of any Dealer or Dealers or their subsidiaries;

(i)concurrently with the delivery of the financial statements required to be delivered under clauses (a) and (b), above, a trigger compliance certificate in the form attached hereto as Exhibit F (the “Trigger Compliance Certificate”), setting forth a calculation of Fixed Charge Coverage Ratio and TTM EBITDA, executed by an officer of Dealers;

(j)concurrently with the delivery of financial projections required to be delivered under clause (d) above, a schedule of all of Dealers’ trademarks, patents, applications for trademarks or patents, or any other filing made by or on behalf of Dealers in the United States Patent and Trademark Office within the fiscal year just ending.

Each Dealer represents that all financial statements and information which have been or may hereafter be delivered by Dealers are and will be true and correct in all material respects and, with respect to all quarterly and annual financial statements, prepared in accordance with GAAP consistently applied in all material respects, and there has been no material adverse change in the financial or business condition of Dealers, taken as a whole, since the submission to Agent of such financial statements, and Dealers acknowledge Agent’s reliance thereon.

9.Payment Terms.  Each Dealer will pay Agent for the benefit of Lenders, the principal amount of the Obligations owed by such Dealer on each item of Collateral financed by Lenders upon the occurrence of any of the following events, subject to the Program Terms Letter: (a) when such Collateral is lost, stolen or materially damaged and such loss or damage is the subject of an insurance claim payable to Agent as loss payee for the benefit of Lenders, (i) a portion of the principal amount of the Obligations with respect to such Collateral equal to such principal amount, minus the insurance claim amount (net of any applicable deductible) immediately after such loss or damage or after the determination of the claim amount or the deductible amount, as applicable, and (ii) the remaining principal amount of the Obligations with respect to such Collateral immediately upon the earlier of (A) receipt of any proceeds of such insurance (including, without limitation, receipt of any proceeds made payable to such Dealer and Agent jointly) or rejection or denial of such claim and (B) thirty (30) days (or such later date as Agent may agree in writing) after such loss or damage; (b) when such Collateral is lost, stolen or materially damaged and such loss or damage is not the subject of an insurance claim payable to Agent as loss payee for the benefit of Lenders, immediately after such loss or damage; and (c) when otherwise required under the terms of this Agreement. In addition, each Dealer will pay Agent the required principal amount of the Obligations owed Lenders on each item of Collateral financed by Lenders in strict accordance with any repayment provisions for such Collateral as described in the Program Terms Letter and the applicable Advance Rate will be reduced in strict accordance with any curtailment schedule or other curtailment. The initial payment terms, curtailment terms and advance rates with respect to Dealers’ financing program hereunder are set forth in the Program Terms Letter.  Subsequent financing program terms, or changes to Dealers’ then current financing program terms, may be set forth in an amended Program Terms Letter executed by the parties thereto.  If a Dealer is required to make immediate payment to Agent of any past due obligation discovered during any Collateral review, or at any other time, Agent’s acceptance of such payment shall not be construed to have waived or amended the terms of its financing program.  Each Dealer will send all payments to Agent as directed.  Agent may apply: (1) payments to reduce finance charges first and then principal, regardless of a Dealer’s instructions; and (2) principal payments to the oldest (earliest) Invoice for Collateral financed by Lenders, but, in any event, all principal payments, may, in Agent’s sole discretion, first be applied to such Collateral which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for.  Any Vendor Credit granted to any Dealer for any Collateral will not reduce the Obligations Dealers owe Lenders until Agent has received payment therefor in cash.  Each Dealer will: (A) pay Agent even if any Collateral is defective or fails to conform to any warranties extended by any third party; and (B) indemnify and hold Agent and each Lender harmless against all claims and defenses asserted by any buyer of any Collateral.  Each payment under the Loan Documents shall be paid in U.S. dollars and without setoff, recoupment, counterclaim or deduction of any kind. Each Dealer waives all rights of setoff such Dealer may have against Agent or any Lender.  Any payment hereunder which would otherwise be due on a day which is not a Business Day, shall be due on the next succeeding Business Day, with such extension of time included in any calculation of applicable finance charges.  In addition to the other provisions of this Agreement, in order to adequately secure Dealers’ Obligations to Agent and Lenders, Dealers shall, at Agent’s request, immediately pay Agent the amount necessary to reduce the sum of outstanding advances hereunder to an amount which does not exceed the amount available to be borrowed pursuant to the provisions of the Program Terms Letter.

10.Calculation of Charges.

(a)Dealers shall pay fees, charges and interest (collectively, “Charges”) with respect to each advance in accordance with this Agreement and pursuant to the terms of the Program Terms Letter.  Dealers shall pay Agent its customary Charges for any check or other item which is returned unpaid to Agent.  Unless otherwise provided in this Agreement, the following additional provisions shall be applicable to Charges:  (i)  all Charges shall be paid by Dealers monthly pursuant to the terms of the billing statement in which such Charges appear; (ii) interest on each advance and principal amount of the Obligations related thereto shall be computed each calendar month on the sum of the daily balances thereof during such month divided by thirty (30) and (A) in the case where a monthly rate of interest is provided for, multiplied by the monthly rate provided for in this Agreement; or (B) in the case where an annual rate of interest is provided for, multiplied by one-twelfth of the annual rate provided for in this Agreement; or (C) in the case where a daily rate of interest is provided for, multiplied by such daily rate and multiplied by thirty (30); (iii) interest on an advance shall begin to accrue on the “Start Date” which shall be defined as the earlier of: (A) the invoice date referred to in the Vendor’s Invoice; or (B) the date any one or more Lenders make such advance; provided, however, if a Vendor fails to fully pay, by honoring or paying any Lender Credit or otherwise, the interest or other cost of financing such inventory during the period between the Start Date and the end of the Free Floor Period, then Dealers shall pay such interest to Agent  on behalf of Lenders on demand as if there were no Free Floor Period with respect to such inventory; (iv) for the purpose of computing Charges, any payment will be credited pursuant to Agent’s payment recognition policy, as in effect from time to time; and (v) advances or any part thereof not paid when due (and Charges not paid when due, at the option of Agent, shall become part of the principal amount of the Obligations and) shall bear interest at the Default Rate.

(b)Agent and Lenders intend to strictly conform to the usury laws governing this Agreement. Regardless of any provision contained herein, in any Transaction Statement, or in any other document, neither Agent nor any Lender shall ever be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest, any amount in excess of the maximum amount allowed by applicable law.  If Agent or any Lender ever receives any amount which, if considered to be interest, would exceed the maximum amount permitted by law, Agent or such Lender will apply such excess amount to the reduction of the unpaid principal balance which any Dealer owes, and then will pay any remaining excess to such Dealer.  In determining whether the interest paid or payable exceeds the highest lawful rate, Dealers, Agent and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary pre-payments and the effect thereof, and (iii) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term. Agent will recognize and credit payments made by check, ACH, federal wire, or other acceptable means, according to its payment recognition policies from time to time in effect, or as otherwise agreed.  Information regarding Agent payment recognition policies is available from Dealers’ CDF representative or the Agent website, or will be communicated by Agent to Dealers by mail, courier or electronically in a separate writing or website posting, or set forth in a Transaction Statement and/or a monthly billing statement.

11.Billing Statement/Fees; Right to Modify Charges and Other Terms.

(a)Agent will transmit or otherwise send to each Dealer a monthly billing statement identifying all charges due on such Dealer’s account pursuant to this Agreement.  The charges specified on each billing statement will be (1) due and payable no later than the fifteenth (15th) day of the month in which such billing statement is transmitted to or received by Dealer, and (2) an account stated, unless Agent receives a Dealer’s written objection thereto within fifteen (15) days after it is transmitted or otherwise sent to Dealers.  If Agent does not receive, by the 25th day of any given month, payment of all charges accrued to a Dealer’s account with any one or more Lenders during the immediately preceding month, Dealers will (to the extent allowed by law and if requested by Agent) pay Agent a late fee equal to the greater of five dollars ($5.00) or five percent (5%) of the amount of such charges (payment of such fee does not waive the default caused by the late payment).  Agent may adjust the billing statement at any time to conform to applicable law and this Agreement.

(b)Agent may charge one or more fees in connection with the servicing and administration of a Dealer’s account, for its own account as set forth herein and in the Program Terms Letter (and for the avoidance of doubt, Lenders other than CDF, in its capacity as Agent, shall have no interest in any such fees).

12.Default.  The occurrence of one or more of the following events shall constitute a default by Dealers (a “Default”):

(a)a Dealer shall either (1) fail to pay any principal amount of Obligations owed to Agent when due (without any grace period) or (2) fail to pay any interest or other Obligations owed to Agent within fifteen (15) days after the due date therefore;

(b)any representation made to Agent or any Lender by or on behalf of Dealers shall not be true when made;

(c)if a Dealer shall breach any covenant (other than any covenant contained in Section 6(c) of this Agreement), warranty or agreement in this Agreement or in any other Loan Document to or with Agent and/or any Lender and such breach shall not be cured within thirty (30) days after the earlier of (i) knowledge thereof by an officer of any Dealer and (ii) written notice of such breach is delivered by Agent to any Dealer; provided that, if such breach is subject to cure and Dealers are diligently pursuing cure by appropriate means at the end of such thirty (30) days, then Dealers shall have an additional thirty (30) days thereafter to complete the cure of such breach;

(d)Dealers shall breach any covenant contained in Section 6(c) of this Agreement;

(e)a Dealer (including, if a Dealer is a partnership or limited liability company, any partner or member of a Dealer) shall become insolvent or generally fail to pay its debts as they become due or, if a business, shall cease to do business as a going concern other than mergers or consolidations permitted by Section 6(d)(iv) of this Agreement;

(f)any letter of credit provided by a Dealer to Agent with respect to any Obligations or Collateral shall terminate or not be renewed at least sixty (60) days prior to its stated expiration or maturity;

(g)a Dealer abandons any Collateral with an aggregate value exceeding five hundred thousand dollars ($500,000.00) in any twelve (12) month period;

(h)a Dealer shall make an assignment for the benefit of creditors, or commence a proceeding with respect to itself under any bankruptcy, reorganization, arrangement, insolvency, receivership, dissolution or liquidation statute or similar law of any jurisdiction, or any such proceeding shall be commenced against it or any of its property and such proceeding commenced against it or any of its property shall not be dismissed or otherwise discharged within sixty (60) days thereafter (an “Automatic Default”);

(i)an attachment, sale or seizure shall be issued or shall be executed against assets of any Dealer with a value exceeding five hundred thousand dollars ($500,000.00) in the aggregate in any twelve (12) month period;

(j)a Dealer shall file or authorize the filing of any correction or termination statement with respect to any UCC financing statement or other filing made by Agent in connection herewith;

(k)any third party shall file any correction or termination statement with respect to any UCC filing made by Agent in connection herewith and Dealers shall fail to perfect Agent’s security interest in the Collateral and re-establish the first-priority thereof within thirty (30) days after the filing of such correction or termination statement;

(l)a material adverse change shall occur in the business, operations or financial condition of Dealers, taken as a whole;

(m)(i) a Dealer fails to make any payment in excess of [****] when due with respect to any Debt owed to any third party (including Lender Affiliates) of [****] or more in the aggregate and such failure shall continue after any applicable notice, grace or cure period therefor; or (ii) a default shall occur, or a Dealer shall give or receive notice of default, with respect to any Debt owed to any third party (including Lender Affiliates) of [****] or more in the aggregate and such default shall entitle such third party to declare such Debt due and payable prior to its stated maturity or to exercise any other right or remedy or take any adverse action with respect thereto; or (iii) a default shall occur, or a Dealer shall give or receive notice of default, with respect to any Debt owed to any third party (including Lender Affiliates) of [****] or more in the aggregate and such third party shall have declared such Debt due and payable prior to its stated maturity or exercised any other right or remedy or taken any adverse action with respect thereto;

(n)any final judgment against any Dealer for the payment of [****] or more in excess of insurance, and such judgment shall remain unstayed and unpaid for over thirty (30) days;

(o)any events shall occur which, but for the dollar thresholds set forth in this Section 12, would constitute Defaults hereunder and, in the aggregate, such events relate to asset values, Collateral values, or payments in excess of [****] in any twelve (12) month period.

(p)any material provision of any Loan Document, at any time after its execution and delivery, for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect, or any party hereto or any Guarantor contests in any manner the validity or enforceability of any provision of any Loan Document;

(q)any ERISA Event occurs with respect to a pension plan or multi-employer plan which has resulted or could reasonably be expected to result in liability of any Dealer under Title IV of ERISA or other applicable law to any pension plan, employee benefit plan or multi-employer plan, the Pension Benefit Guaranty Corporation or any other Person in an aggregate amount equal to or in excess of five million dollars ($5,000,000.00) in any calendar year, or any Dealer or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA or other applicable law under a multi-employer plan in an aggregate amount equal to or in excess of five million dollars ($5,000,000.00); or

(r)a Dealer defaults under the terms of any other agreement with any Lender or Lender Affiliate (and such Lender or Lender Affiliate notifies Dealer Representative of same in writing), including, without limitation, the KCS Vendor Agreement, which default is not cured or waived within the applicable grace period, if any.

13.Rights and Remedies Upon Default.

(a)Upon the occurrence of a Default, Agent, acting on behalf of Lenders pursuant to Section 21(a), shall have all rights and remedies of a secured party under the UCC as in effect in any applicable jurisdiction and other applicable law and all the rights and remedies set forth in this Agreement.  Upon the occurrence of a Default, Agent may, and at the direction of the Required Lenders shall:

(i)terminate any obligations Agent or any Lender has under this Agreement and any outstanding Approvals immediately and/or declare any and all Obligations immediately due and payable without notice or demand;

(ii)exercise control over any Deposit Accounts (as defined in Article 9 of the Illinois Uniform Commercial Code) included in the Collateral and apply any balances on deposit therein to the Obligations in such order and amount as Agent may elect;

(iii)enter any premises of any one or more of Dealers, with or without process of law, without force, to search for, take possession of, and remove the Collateral, or any part thereof;

(iv) take possession of the Collateral or any part thereof on any one or more of Dealers’ premises and cause it to remain there at Dealers’ expense, pending sale or other disposition;

(v)apply the Default Rate, without regard to whether Agent has accelerated any Obligations, and without notice to Dealers.

Each Dealer waives notice of intent to accelerate, and of acceleration of any Obligations.  If Agent requests, each Dealer shall cease disposition of and shall assemble the Collateral and make it available to Agent, at Dealers’ expense, at a convenient place or places designated by Agent.  Each Dealer agrees that the sale of inventory by Agent to a Person who is liable to Agent under a guaranty, endorsement, repurchase agreement or the like shall not be deemed to be a transfer subject to UCC §9-618 or any similar provision of any other applicable law, and each Dealer waives any provision of such laws to that effect.  Each Dealer agrees that the repurchase of inventory by a Vendor pursuant to a repurchase agreement with Agent shall be a commercially reasonable method of disposition. Dealers shall be jointly and severally liable to Agent for any deficiency resulting from Agent’s disposition of any Collateral, including without limitation a repurchase by a Vendor, regardless of any subsequent disposition thereof.  No Dealer is a beneficiary of, nor has any right to require Agent to enforce, any repurchase agreement. Any notice of a disposition shall be deemed reasonably and properly given if given to a Dealer at least ten (10) days before such disposition.  If a Dealer fails to perform any of its obligations under this Agreement, Agent may perform the same in any form or manner Agent in its reasonable discretion deems necessary or desirable, and all monies paid by Agent in connection therewith shall be additional Obligations and shall be immediately due and payable without notice together with interest payable on demand at the Default Rate.  All of Agent’s rights and remedies shall be cumulative.  At Agent’s request, or without request in the event of an Automatic Default, each Dealer shall pay all Vendor Credits to Agent as soon as the same are received for application to the Obligations.  Each Dealer authorizes Agent to collect such amounts directly from Vendors and, upon request of Agent, shall instruct Vendors to pay Agent directly.  Each Dealer irrevocably waives any requirement that Agent retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment or appeal thereof.  During the continuation of a Default, Agent’s election to make or not make a Loan to a Dealer is solely at Agent’s discretion.

(b)All Collections received by Agent after acceleration, a Default (including, without limitation, a Payment Default or a Specified Default) or demand for payment of all of the Obligations, in connection with any workout of the Obligations including any forbearance arrangement, or after the initiation by or against any Dealer of a bankruptcy or other insolvency proceeding or other proceedings for collection of the Obligations, whether received pursuant to such demand or as a result of legal proceedings against any Dealer or through payment by or action against any other Person in any way liable for the Obligations, shall be applied, so far as the same will reach, in the following order:

(i)First, to the costs and expenses, including attorneys’ fees, incurred solely by Agent in effecting such recovery, in enforcing any right or remedy under the Loan Documents, or in any way related to the Loans, the Outstandings, the Loan Documents, this Agreement, the Future Advances, Approvals or Collections;

(ii)Second, to accrued interest, ratably in accordance with each Lender’s respective Ratable Share of such interest being calculated at the interests rates set forth in Section 2(a)(vi) hereof; and

(iii)Third, to unpaid principal, ratably in accordance with each Lender’s Ratable Share, subject to such Lender’s obligation to fund Loans made by Agent based upon financed Invoices related to Approvals.

14.Power of Attorney.  Each Dealer authorizes Agent to: (a) file financing statements describing Agent as “Secured Party,” such Dealer as “Debtor” and indicating the Collateral (including, without limitation, the indication of the Collateral as “all assets”); (b) authenticate, execute or endorse on behalf of such Dealer any instruments, chattel paper, certificates of title, manufacturer statements of origin, builder’s certificate, financing statements and amendments thereto, or other notices or records comprising or related to Collateral or evidencing financing under the Agreement or evidencing or maintaining the perfection of the security interest granted hereby, as attorney‑in‑fact for such Dealer; and (c) supply any omitted information and correct errors in any documents between Agent, such Dealer and, if applicable, Lenders.  This power of attorney and the other powers of attorney granted herein are irrevocable and coupled with an interest.

15.Collection and Other Costs.  Dealers shall pay to Agent, on behalf of itself and the other Lenders, on demand all reasonable attorneys’ fees and legal expenses and other costs and expenses incurred by Agent in connection with establishing, perfecting, maintaining perfection of, protecting and enforcing its Lien on the Collateral and collecting any Obligations, or in connection with the negotiation and execution of this Agreement and any modification thereof, any Default or in connection with any action or proceeding under any bankruptcy or insolvency laws or incurred pursuant to an arbitration proceeding involving a Dealer or any Collateral.  All fees, expenses, costs and other amounts described in this Section 15 shall constitute Obligations, shall be secured by the Collateral and interest shall accrue thereon at the Default Rate.

16.Information.  Each Dealer irrevocably authorizes Agent and each Lender to investigate and make inquiries in a commercially reasonable manner of former, current, or future creditors or other persons and credit bureaus regarding or relating to Dealers (including, to the extent permitted by law, any equity holders of any Dealer, unless the equity of such Dealer is publicly-traded on a recognized exchange).  Information requested to be provided by Dealer shall be requested through Agent and provided to Agent for distribution to Lenders.  Agent and each Lender may provide to any Lender Affiliate or any third parties any financial, credit or other information regarding Dealers that Agent or such Lender may at any time possess, whether such information was supplied by Dealers or otherwise obtained by such Agent or Lender, and such information shall be provided on a confidential basis to the extent it is otherwise confidential.  Further, each Dealer irrevocably authorizes and instructs any third parties (including without limitation, any Vendors or customers of Dealers) to provide to Agent any credit, financial or other information regarding Dealers that such third parties may at any time possess, whether such information was supplied by any Dealer to such third parties or otherwise obtained by such third parties.

17.Amendments and Waivers.

(a)Except as specifically set forth herein (including without limitation in Sections 2(a)(x) and 2(c) of this Agreement), no amendment or waiver of any provision of this Agreement or the Program Terms Letter, and no consent with respect to any departure by any Dealer therefrom, shall be effective unless the same shall be in writing and signed by Agent, Required Lenders (or by Agent with the consent of Required Lenders), and the Dealers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent and Required Lenders (or by Agent with the consent of Required Lenders) and the Dealers, do any of the following:

(i)increase or extend the Allocation of any Lender to make a Loan or otherwise finance any Collateral;

(ii)postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to any one or more Lenders hereunder or under any Transaction Statement, or extend the term of this Agreement as set forth in Section 19 below;

(iii)reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein or in any Transaction Statement, or of any fees or other amounts payable hereunder or under any Transaction Statement;

(iv)change the definition of Required Lenders;

(v)amend any provision providing for consent or other action by all Lenders;

(vi)discharge any Dealer from its respective payment Obligations, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement; or

(vii)change the definition of Eligible Accounts or Eligible Parts if as a result thereof the amount of the Loans permitted to be outstanding would be increased;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v), (vi) and (vii).

(b)If Agent desires to take any action described in this Section 17 requiring one or all Lender’s consent, Agent will furnish Lender with a written notice specifying the action to be taken.  If Lender declines to give its consent to any such action, it must notify Agent in writing of such fact within ten (10) Business Days thereafter.  If Lender fails to give such notice within such ten (10) Business Day period, its consent to such action shall be deemed to have been not given.

(c)No amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any Transaction Statement.

(d)Notwithstanding the foregoing, Agent, with the consent of the Dealers, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.  Furthermore, notwithstanding anything to the contrary herein, with the consent of Agent at the request of the Dealers (without the need to obtain any consent of any Lender), any Loan Document may be amended to add terms that are favorable to the Lenders (as reasonably determined by Agent).

18.Dealers’ Claims Against Vendors.  No Dealer will assert against Agent or any Lender any claim or defense such Dealer may have against any Vendor whether for breach of contract, warranty, misrepresentation, failure to ship, lack of authority, or otherwise, including without limitation claims or defenses based upon charge backs, credit memos, rebates, price protection payments or returns. Any such claims or defenses or other claims or defenses a Dealer may have against a Vendor shall not affect Dealers’ liabilities or obligations to Agent or Lenders.

19.Term and Termination.  Unless sooner terminated as provided in this Agreement, the term of this Agreement shall commence on the date hereof and continue until June 30, 2024 and, if Agent provides written notice to Dealers of Agent’s intent to renew the current term at least 90 (ninety) days prior to the end of the then current term, at Agent’s election, subject to Section 17(a)(ii) above, the term of this Agreement shall automatically renew for up to two successive one year periods thereafter.  Upon termination of this Agreement, all Obligations shall become immediately due and payable without notice or demand.  Upon any termination, Dealers shall remain fully and jointly and severally liable to each Lender for all Obligations owed to such Lender, including without limitation all fees, expenses and charges, arising prior to or after termination, and each Lender’s rights and remedies and security interest, if any, shall continue until all Obligations to such Lender hereunder are paid and all obligations of Dealers are performed in full.  All waivers and indemnifications in Agent’s and each Lender’s favor, and the agreement to arbitrate, set forth in this Agreement will survive any termination of this Agreement..

20.Assignments and Participations; Binding Effect.

(a)Binding Effect.  This Agreement shall become effective when it shall have been executed by the Dealers, Agent and the Lenders and when Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of Dealers, Agent and each Lender and, in each case, their respective successors and permitted assigns.  Except as expressly provided herein, no Dealer shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)Right to Assign.  Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Allocation and its rights and obligations with respect to any Loan pursuant to any Loan Document) to (i) any existing Lender, (ii) any Affiliate of any existing Lender or (iii) any other Person (other than a Disqualified Person) approved in writing by Agent and Dealers, which Dealer approval shall not be unreasonably withheld and shall be deemed to have been given if no Dealer provides a response to a request for approval within ten (10) Business Days after such request is sent (provided that no Dealer approval shall be required if any Default has occurred and is continuing); provided, however, that (w) for each Loan pursuant to this Agreement or any Loan Document, the aggregate outstanding principal amount (determined as of the effective date of the applicable assignment) of the Allocation subject to any such Sale shall be in a minimum amount of fifteen million dollars ($15,000,000.00), unless such Sale is made to an existing Lender or an Affiliate of any existing Lender, is of the assignor’s (together with its Affiliates) entire interest in such facility or is made with the prior consent of Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, and (y) interest accrued prior to and through the date of any such Sale may not be assigned.  “Disqualified Person” means any business competitor of any Dealer that is in the same or similar line of business as any Dealer (other than the business of providing financial services) and such competitor has been identified as such in a writing by any Dealer delivered to Agent.  In addition, notwithstanding anything to the contrary contained in this Section 20, any Lender may disclose on a confidential basis any non-public information relating to its Loans to any prospective assignee, SPV or rating agency rating the obligations of such Lender.  Notwithstanding the foregoing, CDF, as Agent and/or a Lender, has the right to complete a Sale of all or any portion of its interest in the Loan and Loan Documents to any Person in connection with a sale or other transfer of all or a material portion of CDF’s business to a third party, without the consent of any Dealer or any Lender.

(c)Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Loan Document subject to such Sale, any tax forms required by the assignee to be delivered and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate of such assignor Lender, and concurrently to one or more Affiliates of such assignee, then only one assignment fee of three thousand five hundred dollar ($3,500.00) shall be due in connection with such Sale (unless waived or reduced by Agent).  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of Section 20(b), upon Agent (and Dealers, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause the information contained in such Assignment to be recorded in a record of ownership kept by Agent.

(d)Effectiveness.  Subject to the recording of an Assignment by Agent in a record of ownership, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under this Agreement and the applicable Transactions Statement have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for the payment in full of the Obligations) and be released from its obligations under this Agreement and the Transaction Statements, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(e)Participants and Grant of Option to Fund to SPVs.  In addition to the other rights provided in this Section 20, each Lender may, (i) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (ii) without notice to or consent from Agent or the Dealers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents; provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (A) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (B) such Lender’s rights and obligations, and the rights and obligations of the Dealers and other Lenders towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in any register maintained by Agent, except that each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case shall an SPV granted an option pursuant to this clause (e) or participant have the right to enforce any of the terms of any Loan Document, and (C) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii), (iii) and (v) of Section 17(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant would otherwise be entitled.

(f)Assignments to Affiliate SPVs.  In addition to the other rights provided elsewhere in this Section 20, each Lender that is an Affiliate of the Agent may, with notice to Agent in such form as shall be acceptable to the Agent (but without the consent of any Person and without compliance with any limitation or procedure specified in subsection 20(b) or 20(c)), sell, transfer, negotiate or assign all or any portion of its rights, title or interests hereunder with respect to any Loans or other Obligations (including any interest accrued or to accrue thereon) to an SPV that is an Affiliate of such Lender, and such SPV may thereafter, with notice to Agent, assign such Obligation to any other SPV that is an Affiliate of such Lender or re-assign all or a portion of its interests in any Obligations to the Lender holding the related Allocation.  Upon any assignment pursuant to this clause (f), any assignee SPV shall have all the rights of a Lender hereunder, including the right to receive all payments with respect to the assigned Obligations; provided, however, that, whether as a result of any term of any Loan Document or of such assignment, no such assignee SPV shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and such Lender (and not such SPV) shall be liable for any obligation of such Lender to continue to make Loans hereunder.

(g)Agreements with Respect to SPVs. No party hereto shall institute against any SPV that funds or purchases any Obligation pursuant to clauses (e) or (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding indebtedness of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Loans and the payment in full of the Obligations.  In addition, notwithstanding anything to the contrary contained in this Section 20, any SPV may disclose on a confidential basis any non-public information relating to its Loans to any rating agency rating the obligations of such SPV.  For the avoidance of doubt, an SPV that is a securitization trust formed by or at the direction of a Lender or an Affiliate of a Lender, as depositor, shall be deemed to be an Affiliate of such Lender.

(h)Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Dealers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person other than Agent except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Agent shall have no responsibility for maintaining a Participant Register.

21.Agent

(a)Appointment and Duties.

(i)Each Lender hereby appoints CDF as Agent (together with any successor Agent pursuant to Section 21(i)) as Agent hereunder and authorizes Agent to (A) execute and deliver this Agreement and the other Loan Documents and accept delivery thereof on its behalf from any Dealer, (B) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (C) exercise such powers as are incidental thereto.

(ii)Without limiting the generality of clause (i) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (A) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with any Loan Documents (including in bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with this Agreement or any other Loan Document is hereby authorized to make such payment to Agent, (B) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (C) act as collateral agent for each Lender for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (D) manage, supervise and otherwise deal with the Collateral, (E) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by this Agreement or the other Loan Documents, (F) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Loan Documents, applicable law or otherwise and (G) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent, the Lenders for purposes of the perfection of Liens with respect to any deposit account maintained by a Dealer with, and cash and cash equivalents held by, such Lender,  and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(iii)Under this Agreement and the other Loan Documents, Agent (A) is acting solely on behalf of the Lenders , with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (B) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (C) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (A) through (C) above.

(b)Binding Effect.  Each Lender, by accepting the benefits of this Agreement and the other Loan Documents, agrees that (i) any action taken by Agent in accordance with the provisions of the Loan Documents, (ii) any action taken by

Agent in reliance upon the instructions of Lenders and (iii) the exercise by Agent or of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Lenders.

(c)Use of Discretion.

(i)Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Lenders; provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law.

(ii)Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Dealer or Dealer Affiliate that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

(iii)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Lenders or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders; provided that the foregoing shall not prohibit (A) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents or (B) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Dealer under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then the Lenders shall have the rights otherwise ascribed to Agent under Section 13.

(d)Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender).  Any such Person shall benefit from this Section 21 to the extent provided by Agent.  For the avoidance of doubt, this provision is not intended to permit Agent to be replaced hereunder.

(e)Reliance and Liability.

(i)Agent may, without incurring any liability hereunder, (A) consult with any of its Related Persons (including advisors to, and accountants and experts engaged by, any Dealer) and (B) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(ii)None of Agent and its Affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Dealer hereby waive and shall not assert (and each Dealer shall cause each other Dealer to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(A)shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(B)shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(C)makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Dealer or any Related Person of any Dealer in connection with any

Loan Document or any transaction contemplated therein or any other document or information with respect to any Dealer, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents;

(D)shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Dealer or as to the existence or continuation or possible occurrence or continuation of any Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from any Dealer, any Lender describing such Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

For each of the items set forth in clauses (A) through (D) above, each Lender and each Dealer hereby waives and agrees not to assert (and each Dealer shall cause each other Dealer to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(iii)Each Lender (A) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Dealers and (B) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”).  Each Lender further acknowledges that any Agent Report (i) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Lenders solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Lenders.  Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(iv)Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Agent Report or any discussion of its contents.

(f)Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock of, engage in any kind of business with, any Dealer or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the term “Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender.

(g)Lender Credit Decision.  Each Lender acknowledges that it shall, independently and without reliance upon Agent, any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Dealer and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Dealer or any Affiliate of any Dealer that may come in to the possession of Agent or any of its Related Persons.

(h)Expenses; Indemnities; Withholding.

(i)Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Dealer) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and other expenses paid in the name of, or on behalf of, any Dealer) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(ii)Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Dealer), severally and ratably, from and against Liabilities (including, to the extent not indemnified by Dealer pursuant to this Agreement or any other Loan Document, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(iii)To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender pursuant to this Agreement or any other Loan Document.

(i)Release of Collateral or Guarantors.  Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by Agent for the benefit of the Lenders against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Dealer in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any property subject to a Lien permitted as a “purchase money security interest” hereunder or under any other Loan Document, and (iii) all of the Collateral and all Lenders and Guarantors, upon (A) termination of this Agreement, (B) payment and satisfaction in full of all Loans and all other Obligations under the Loan Documents that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to Agent and each Lender that is, or may be, owed such Obligations (excluding contingent Obligations as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Lenders of liability releases from the Lenders each in form and substance acceptable to Agent.

22.Non-Funding Lenders; Replacement of Lenders.

(a)Non-Funding Lenders.

(i)Responsibility.  The failure of any Non-Funding Lender to make any Loan or any payment required by it under any Loan Document on the date specified therefor shall not relieve any other Lender

(each such other Lender, an “Other Lender”) of its obligations to make such Loan or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any Other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or make any other required payment under any Loan Document.

(ii)Voting Rights.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans included in the determination of “Required Lenders”) for any voting or consent rights under or with respect to any Loan Document, provided that (A)  the Allocation of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case without the consent of such Non-Funding Lender.

(iii)Payments to a Non-Funding Lender.  Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Lenders.  Following such payment in full of the Aggregate Excess Funding Amount, Agent shall be entitled to hold such funds as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Allocation and to use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash and this Agreement terminated.  Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender’s failure to fund Loans, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Loan and, if necessary to effectuate the foregoing, the proceeds of such Loans shall be applied to pay the unpaid principal of the Loans owing to the other Lenders until such time as the aggregate amount of the Loans are held by the Lenders in accordance with their Ratable Shares.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to the Loans. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (iv) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender.

(iv)Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(v)Fees.  A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Dealers shall not be required to pay, such Lender’s portion of the Unused Line Fee (set forth in the Program Terms Letter) during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.

(b)Replacement of Lenders.  Within forty-five (45) days after any failure by any Lender other than Agent or an Affiliate of Agent to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, Dealers may, at their option, notify Agent and such non-consenting Lender of Dealers’ intention to obtain, at Dealers’ expense, a replacement Lender (“Replacement Lender”) for such non-consenting Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Dealers obtain a Replacement Lender within sixty (60) days following notice of its intention to do so, such non-consenting Lender shall sell and assign its Loans and remaining Allocation to such Replacement Lender, at par, provided that the Dealers have reimbursed such non-consenting Lender for its costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 20(c) of this Agreement within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this section and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this section, the Dealers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Dealers, the Replacement Lender and Agent, shall be effective for purposes of this Section 22(b) and Section 20(c).  Upon any such Assignment and payment and compliance with the other provisions of Section 20(c), such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

23.Notices.  Except as required by law or as otherwise provided herein, all notices or other communications to be given under the Agreement or under the UCC shall be in writing served either personally, by deposit with a reputable overnight courier with charges prepaid, or by deposit in the United States mail, first‑class postage prepaid or provided for, addressed, as applicable, to (a) Dealers at their chief executive offices shown below or to any office to which Agent sends billing statements, (b) to Agent at its address shown beneath its signature hereunder, to the attention of its Credit Department, (c) to any Lender at the address such Lender shall designate on the Loan Document, or (d) at such other address designated by such party by notice to the other.  Any such communication shall be deemed to have been given upon delivery in the case of personal delivery, one Business Day after deposit with an overnight courier or three (3) Business Days after deposit in the United States mail except that any notice of change of address shall not be effective until actually received.

24.Severability.  If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

25.Receipt of Agreement.  Each Dealer acknowledges that it has received a true and complete copy of this Agreement.  Each Dealer has read and understands this Agreement. Notwithstanding anything herein to the contrary, Agent and each Lender may rely on any facsimile copy, electronic data transmission, or electronic data storage of: this Agreement, any Transaction Statement, billing statement, financing statement, authorization to pre-file financing statements, invoice from a Vendor, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes.

26.Acceptance by Agent.  If Agent is the sole Lender, Agent may accept this Agreement by issuance of an Approval to a Vendor for the purchase of inventory by Dealers or by making an advance hereunder.

27.Miscellaneous. Time is of the essence regarding each Dealer’s performance of its obligations to Agent and Lenders.  Each Dealer’s liability to Agent and Lenders is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. Subject to the consent of each Lender, Agent may refrain from or postpone enforcement of this Agreement or any other agreements between Agent and a Dealer without prejudice, and the failure to strictly enforce these agreements will not create a course of dealing which waives, amends or modifies such agreements. Any waiver by Agent of a Default shall only be effective if approved by Lenders pursuant to Section 17(a) and transmitted to a Dealer in a writing signed by Agent.  The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof.  If a Dealer fails to pay any taxes, fees or other obligations which may materially impair Agent’s or any Lender’s interest in the Collateral, or fails to keep any Collateral insured, Agent, on behalf of itself and the other Lenders,  may, but shall not be required to, pay such amounts.  Such paid amounts will be: (a) additional Obligations which Dealers owe under this Agreement, which are subject to finance charges as provided herein and shall be secured by the Collateral; and (b) due and payable immediately in full upon demand to Dealers.  Section titles used herein are for convenience only, and do not define or limit the contents of any Section.  All words used herein shall be understood and construed to be of such number and gender as the circumstances may require.  This Agreement may be validly executed in one or more multiple counterpart signature pages.  This Agreement shall be construed without presumption for or against any party who drafted all or any portion of this Agreement.  No modification of this Agreement shall bind Agent or Lenders unless in a writing signed by Agent and each Lender (or by Agent with the consent of each Lender) and transmitted to Dealers.  Among other symbols, Agent hereby adopts “Wells Fargo Commercial Distribution Finance, LLC,” “Wells Fargo Commercial Distribution Finance,” “WFCDF,” “CDF” or “Agent” as evidence of its intent to authenticate a record in its capacity as Agent.

28.List of Dealers.  The following persons are parties to this Agreement as Dealers:

DEALER NAME	TYPE OF ENTITY	JURISDICTION
MarineMax, Inc.	corporation	Florida
MarineMax East, Inc.	corporation	Delaware
MarineMax Services, Inc.	corporation	Delaware
MarineMax Northeast, LLC	limited liability company	Delaware
Boating Gear Center, LLC	limited liability company	Delaware
US Liquidators, LLC	limited liability company	Delaware
Newcoast Financial Services, LLC My Web Services, LLC MarineMax Charter Services, LLC [****]	limited liability company limited liability company limited liability company limited liability company	Delaware Delaware Delaware Florida
Gulfport Marina, LLC	limited liability company	Delaware
FWW, LLC	limited liability company	Florida
Fraser Yachts Florida, Inc.	corporation	Florida
Fraser Yachts California	corporation	California

MarineMax KW, LLC	limited liability company	Florida
BY Holdings, LLC	limited liability company	Florida
Northrop and Johnson Yachts-Ships LLC	limited liability company	Florida
Northrop & Johnson California, Inc.	corporation	California
Perfect Yacht Charter LLC	limited liability company	Delaware
N & J Media LLC	limited liability company	Florida
Northrop & Johnson Holding LLC.	limited liability company	Florida
N & J Group, LLC	limited liability company	Florida
Private Insurance Services LLC	limited liability company	Florida
Skipper Marine, LLC	limited liability company	Wisconsin
Skipper Bud’s of Illinois, LLC	limited liability company	Illinois
Skipper Marine of Madison, LLC	limited liability company	Wisconsin
Skipper Marine of Fox Valley, LLC	limited liability company	Wisconsin
Skipper Marine of Chicago-Land, LLC	limited liability company	Illinois
Skipper Marine of Michigan, LLC	limited liability company	Michigan
Skipper Marine of Ohio, LLC	limited liability company	Ohio
Silver Seas Yachts, LLC	limited liability company	Arizona
Silver Seas California, Inc.	corporation	Florida
MarineMax Products, Inc.	corporation	Florida
KCS International Inc.	corporation	Wisconsin
Nisswa Marine, LLC	limited liability company	Minnesota

29.Limitation of Remedies and Damages.  In the event there is any dispute under this Agreement, the aggrieved party shall not be entitled to exemplary or punitive damages so that the aggrieved party’s remedy in connection with any action arising under or in any way related to this Agreement shall be limited to a breach of contract action and any damages in connection therewith are limited to actual and direct damages, except that Agent may seek equitable relief in connection with any judicial repossession of, or temporary restraining order with respect to, the Collateral.

30.BINDING ARBITRATION.

(a)Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (i) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (ii) any previous or subsequent agreement between Agent and any one or more Lenders and/or any one or more Dealers; (iii) any act committed by Agent or by any parent company, subsidiary or affiliated company of Agent (the “Agent Companies”), or by any employee, agent, officer or director of an Agent Company whether or not arising within the scope and course of employment or other contractual representation of the Agent Companies provided that such act arises under a relationship, transaction or dealing between and any one or more Lenders and/or any one or more Dealers; and/or (iv) any other relationship, transaction or dealing between or among Agent and any one or more Dealers (collectively the “Disputes”), will be subject to and resolved by binding arbitration.  Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed fifteen thousand dollars ($15,000.00) in the aggregate in a court of competent jurisdiction.  Service of arbitration claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein.

(b)Administrative Body.  All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of either: (i) The American Arbitration Association (“AAA”); or (ii) United States Arbitration & Mediation (“USA&M”).  The party first filing an arbitration claim shall designate which arbitration forum and rules are to be applied for all disputes between the parties. The arbitration rules are currently found at www.adr.org for AAA, and at www.usam.com for USA&M. AAA claims may be filed in any AAA office.  Claims filed with USA&M shall be filed in its Midwest office located at 720 Olive Street, Suite 2020, St. Louis, Missouri 63101.  All arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience.  A panel of three arbitrators shall hear all claims exceeding one million dollars ($1,000,000.00), exclusive of interest, costs and attorneys’ fees.  The arbitrator(s) will decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein.  If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules.  The arbitrator shall follow the terms of this Agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney work product doctrine.

Inventory Financing Agreement36

HB: 4815-0457-9305.12

(c)Hearings.  Each party hereby consents to a documentary hearing for all arbitration claims by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing if any party requests an oral hearing within forty (40) days after service of the claim and that party remits the appropriate deposit for fees and arbitrator compensation within ten (10) days of making the request.  Each party agrees that failure to timely pay all fees and arbitrator compensation billed to the party requesting the oral hearing will be deemed such party’s consent to submitting the Dispute to the arbitrator on documents and such party’s waiver of its request for an oral hearing.  The site of all oral arbitration hearings will be in the Division of the Federal Judicial District in which the designated arbitration association maintains a regional office that is closest to Dealers.

(d)Discovery.  Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than forty (40) days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (i) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (ii) the opposing party will be permitted to depose the expert witness(es); (iii) the opposing party will be permitted to designate rebuttal expert witness(es); and (iv) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

(e)Exemplary or Punitive Damages.  The arbitrator(s) will not have the authority to award exemplary or punitive damages.

(f)Confidentiality of Awards.  All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended (“FAA”) will govern all arbitration(s) and confirmation proceedings hereunder.

(g)Prejudgment and Provisional Remedies.  Nothing herein will be construed to prevent Agent’s or a Dealer’s use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future Debt owed by either party to the other. Any such action or remedy will not waive Agent’s or a Dealer’s right to compel arbitration of any Dispute.

(h)Attorneys’ Fees.  If either a Dealer or Agent brings any other action for judicial relief with respect to any Dispute (other than those set forth in Sections 30(a) or 30(g) of this Agreement), the party bringing such action will be liable for and immediately pay all of the other party’s costs and expenses (including attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either a Dealer or Agent brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys’ fees, incurred by the other party in defending such action.  Additionally, if a Dealer sues Agent or institutes any arbitration claim or counterclaim against Agent in which Agent is the prevailing party, Dealers will pay all costs and expenses (including attorneys’ fees) incurred by Agent in the course of defending such action or proceeding.

(i)Limitations.  Any arbitration proceeding must be instituted: (i) with respect to any Dispute for the collection of any Debt owed by either party to the other, within two (2) years after the date the last payment by or on behalf of the payor was received and applied in respect of such Debt by the payee; and (ii) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident.  Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.  Notwithstanding the foregoing, this limitations provision will be suspended temporarily as of the date any of the following events occur and will not resume until the date following the date either party is no longer subject to (A) bankruptcy, (B) receivership, (C) any proceeding regarding an assignment for the benefit of creditors, or (D) any legal proceeding, civil or criminal, which prohibits either party from foreclosing any interest it might have in the collateral of the other party.

(j)Survival After Termination.  The agreement to arbitrate will survive the termination of this Agreement.

31.Multiple Dealers; Joint and Several Liability; Designation of Authorized Representatives.

(a)All Loans and advances by Lenders to any Dealer and all other Obligations of any Dealer shall constitute one general obligation of all of the Dealers. Notwithstanding anything herein to the contrary, the Dealers shall be primarily and jointly and severally liable for all Obligations of any Dealer under this Agreement and any other Loan Document. Notwithstanding the foregoing, if and to the extent a Dealer is deemed to be a guarantor of another Dealer hereunder, such Dealer’s liability for any credit extended to or for the benefit of such other Dealer shall be deemed to be a guaranty of payment and performance, and not merely a guaranty of collection. To the fullest extent permitted by law, each Dealer hereby waives promptness, diligence, notice of acceptance, and any other notices of any nature whatsoever with respect to any of the Obligations, and any requirement that Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other Dealer, any other Person or any Collateral. Each Dealer agrees that any rights of subrogation, indemnification, reimbursement or any similar rights it may have against any other Dealer with respect to its liability hereunder or otherwise, whether such rights arise under an express or implied contract or by operation of law, shall be subject, junior and subordinate in all respect to all Obligations of such Dealer under this Agreement and any other Loan Document and that the enforcement of such rights shall be stayed until such time as the Dealers shall have indefeasibly paid in full all of the Obligations and neither Agent nor any Lender shall be under any duty to make a Loan to or for the benefit of any Dealer. The liability of each Dealer shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any other agreement between or among Agent, Dealers and, if applicable, Lenders (ii) any exchange, release or non-perfection of any Collateral or any release or amendment or waiver of or consent to departure from any other guaranty or any release of any Guarantor or any other Person liable in whole or in part for all or any of the Obligations, (iii) the disallowance or avoidance of all or any portion the claim(s) of Agent or any Lender for repayment of the Obligations of any Guarantor to Agent or any interest of Agent or any Lender in any security for such Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, a Dealer or a Guarantor or any other surety.

(b)Each Dealer (each, a “Principal”) hereby appoints each other Dealer (each, a “Dealer Representative”) as the Principal’s agent and attorney-in-fact (i) to take any action, (ii) to execute any document or instrument, (iii) to consent or agree to any amendment or other modification of this Agreement and/or any other agreements between or among any one or more of the Dealers and Lender and/or any waiver of or departure from any of the terms hereof or thereof, (iv) to perform any Obligation of the Principal, and (v) to give or receive any notice by or to any Dealer hereunder or thereunder; and in each case without regard to whether any such action is done in the name of a Dealer Representative or a Principal and, if done in the name of a Dealer Representative, without regard to whether such Dealer Representative’s capacity as agent or attorney-in-fact is so designated. Without limiting the generality of the foregoing, an Dealer Representative may request extensions of credit to or on behalf of any one or more of the Dealers and/or incur any other Obligations for the account of any one or more of the Dealers, and in any such event all of the Dealers shall be fully and jointly and severally bound by and liable for the actions of such Dealer Representative. Lender shall be entitled to rely absolutely and without duty of inquiry or investigation upon any agreement, request, communication or other notice given by a Dealer Representative under this Agreement and/or any other agreements between or among any one or more of the Dealers and Lender (including without limitation, any request by a Dealer Representative to make credit extensions to or on behalf of itself and/or any one or more other Dealers) until three (3) Business Days after Lender shall have received written notice from each Principal of the revocation of this agency and power of attorney, which revocation shall constitute a Default.

(c)Each Dealer hereby authorizes any officer (and the Director of Treasury in connection with requests for Advances) to act on behalf of such Dealer in connection with this Agreement, the certificates and documents contemplated hereby, and the transactions referenced herein and therein. Agent and each Lender shall be entitled to rely absolutely and without duty of inquiry or investigation upon any agreement, request, communication or other notice given by such authorized persons under this Agreement and/or any other agreements between or among any one or more of the Dealers and Agent (including without limitation, any request by such authorized representative to make credit extensions to or on behalf of such Dealer) until three (3) Business Days after Agent shall have received written notice from such Dealer of the revocation of such Person’s authority and the identity of each additional Person authorized to act on behalf of such Dealer thereafter.

32.Governing Law.  This Agreement and all agreements between or among Agent and any one or more Lenders and/or any one or more Dealers have been substantially negotiated and will be substantially performed in the state of Illinois. All Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA, which will control and govern all arbitration proceedings hereunder.

33.Platform.  Each Dealer and each Lender agrees that Agent may make materials or information provided by or on behalf of Dealers hereunder (collectively, “Dealer Materials”) available to the Lenders by posting the communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.”  Agent does not warrant the accuracy or completeness of the Dealer Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Dealer Materials or the Platform.  In no event shall Agent or any of the Agent-Related Persons have any liability to the Dealers, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Dealer’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.  Each Dealer further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Dealers or their securities) (each, a “Public Lender”).  The Dealers shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Dealer Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Dealers or their securities for purposes of United States federal and state securities laws.  All Dealer Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term).  Agent and its Affiliates and the Lenders shall be entitled to treat any Dealer Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

34.Termination of [****] Agreement.  Dealers, Lenders and Agent acknowledge and agree that the [****], dated as of May 20, 2020, between Agent and Dealers (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time) is hereby terminated.  To the extent any funds remain in the account established pursuant to such [****], such funds will be distributed to Dealers as directed by Dealer Representative.

35.INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY.  DEALERS AND AGENT WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.  SIMILARLY, IF THIS AGREEMENT OR A PARTICULAR DISPUTE HEREUNDER IS NOT SUBJECT TO ARBITRATION, DEALERS HEREBY CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN ILLINOIS AND WAIVE ANY OBJECTION WHICH DEALERS MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT.

36.AMENDMENT AND RESTATEMENT.  This Agreement amends and restates the Existing Financing Agreement in its entirety and all obligations, of every type or nature, of Dealers or any Dealer under the Existing Financing Agreement are ratified and confirmed by Dealers as though all of such obligations arose under this Agreement, and the execution and delivery of this Agreement shall not constitute a novation of any indebtedness or obligations of any Dealer owed to any Lender with respect to the Existing Financing Agreement

[Remainder of page blank]

THIS CONTRACT CONTAINS BINDING ARBITRATION,

JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

DATED AS OF THE DATE FIRST ABOVE WRITTEN

MARINEMAX, INC., a Florida corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): 2849981 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759
MARINEMAX EAST, INC., a Delaware corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	[****]
Org. ID (if any): 3332179 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

MARINEMAX SERVICES, INC., a Delaware corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Vice President, Secretary, Treasurer
Tax ID:	[****]
Org. ID (if any): 3331764 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

MARINEMAX NORTHEAST, LLC, a Delaware limited liability company By: MARINEMAX EAST, INC. the sole member of MarineMax Northeast, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	[****]
Org. ID (if any): 4402087 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

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A&R Loan and Security Agreement

BOATING GEAR CENTER, LLC, a Delaware limited liability company
By: MARINEMAX EAST, INC., the sole member of Boating Gear Center, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	[****]
Org. ID (if any): 3908460 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759
US LIQUIDATORS, LLC
a Delaware limited liability company By: MARINEMAX, INC. the sole member of US Liquidators, LLC
By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): 4242668 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

MY WEB SERVICES, LLC,

a Delaware limited liability company

By: MARINEMAX EAST, INC., the sole member of My Web Services, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary and Treasurer
Tax ID:	[****]
Org. ID (if any): 4933499
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

MARINEMAX CHARTER SERVICES, LLC,

a Delaware limited liability company

By: MARINEMAX EAST, INC., the sole member of MarineMax Charter Services, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	[****]
Org. ID (if any): 5037331
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

NEWCOAST FINANCIAL SERVICES, LLC,

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A&R Loan and Security Agreement

a Delaware limited liability company By: MARINEMAX EAST, INC. the sole member of Newcoast Financial Services, LLC
By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	[****]
Org. ID (if any): 2920730 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

[****]

a Florida limited liability company

By: MY WEB SERVICES, LLC,

       the sole member of [****]

By: MARINEMAX EAST, INC., the sole member of My Web Services, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary and Treasurer
Tax ID:	[****]
Org. ID (if any): 4933499
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

GULFPORT MARINA, LLC,

a Delaware limited liability company

By: MARINEMAX EAST, INC., the sole member of Gulfport Marina, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary and Treasurer
Tax ID:	[****]
Org. ID (if any): 4933499
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

FWW, LLC, a Florida limited liability company By: MARINEMAX EAST, INC. the sole member of FWW, LLC
By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer

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A&R Loan and Security Agreement

FRASER YACHTS FLORIDA, INC., a Florida corporation
By:	/s/ Jeanne Bruss
Print Name:	Jeanne Bruss
Title:	Secretary

FRASER YACHTS CALIFORNIA, a California corporation
By:	/s/ Jeanne Bruss
Print Name:	Jeanne Bruss
Title:	Secretary

BY HOLDINGS, LLC,

a Florida limited liability company

By: MARINEMAX, INC., the sole member of BY Holdings, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): L20000015063
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

MARINEMAX KW, LLC,

a Florida limited liability company

By: MARINEMAX, INC., the sole member of MARINEMAX KW, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): L20000014172
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

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A&R Loan and Security Agreement

NORTHROP & JOHNSON YACHTS-SHIPS LLC,

a Florida limited liability company

By: FRASER YACHTS FLORIDA, INC., the sole member of Northrop & Johnson Yachts-Ships LLC

By:	/s/ Jeanne Bruss
Print Name:	Jeanne Bruss
Title:	Secretary
Tax ID:	[****]
Org. ID (if any): L20000178754
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

NORTHROP & JOHNSON CALIFORNIA INC.,

a California corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): C4640033
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

PERFECT YACHT CHARTER, LLC,

a Delaware limited liability company

By: MARINEMAX, INC., the sole member of Perfect Yacht Charter, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:
Org. ID (if any): 7635815
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

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A&R Loan and Security Agreement

N & J MEDIA, LLC,

a Florida limited liability company

By: MARINEMAX, INC., the sole member of N & J Media, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): L14000127083
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

NORTHROP & JOHNSON HOLDING LLC,

a Florida limited liability company

By: MARINEMAX, INC., the sole member of Northrop & Johnson Holding LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): L20000178843
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

N & J GROUP, LLC,

a Florida limited liability company

By: NORTHROP & JOHNSON HOLDING LLC, the sole member of N & J Group, LLC By: MARINEMAX, INC. the sole member of Northrop & Johnson Holding LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): L08000085036
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

PRIVATE INSURANCE SERVICES, LLC,

a Florida limited liability company

By: MARINEMAX, INC., the sole member of Private Insurance Services, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): L18000213130
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

Signature Page to

A&R Loan and Security Agreement

SKIPPER MARINE, LLC,

a Wisconsin limited liability company

By: MARINEMAX, INC., the sole member of Skipper Marine, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): 1A10749
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

SKIPPER BUD’S OF ILLINOIS, LLC,

An Illinois limited liability company

By: MARINEMAX, INC., the sole member of Skipper Bud’s of Illinois, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): 09490019
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

SKIPPER MARINE OF MADISON, LLC,

a Wisconsin limited liability company

By: MARINEMAX, INC., the sole member of Skipper Marine of Madison, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): S036987
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

SKIPPER MARINE OF FOX VALLEY, LLC,

a Wisconsin limited liability company

By: MARINEMAX, INC., the sole member of Skipper Marine of Fox Valley, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): S038680
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

Signature Page to

A&R Loan and Security Agreement

SKIPPER MARINE OF CHICAGO-LAND, LLC,

An Illinois limited liability company

By: MARINEMAX, INC., the sole member of Skipper Marine of Chicago-Land, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): 09022031
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

SKIPPER MARINE OF MICHIGAN, LLC,

a Michigan limited liability company

By: MARINEMAX, INC., the sole member of Skipper Marine of Michigan, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): 800207832
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

SKIPPER MARINE OF OHIO, LLC,

An Ohio limited liability company

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Director, and as such, collectively with the other Director, Manager
By:	/s/ W. Brett McGill
Print Name:	W. Brett McGill
Title:	Director, and as such, collectively with the other Director, Manager
Tax ID:	[****]
Org. ID (if any): 1399147
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

SILVER SEAS YACHTS, LLC,

An Arizona limited liability company

By:  MARINEMAX , INC.

the sole member of Silver Seas Yachts, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): 23138411
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

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A&R Loan and Security Agreement

SILVER SEAS CALIFORNIA, INC.,

a Florida corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	[****]
Org. ID (if any): P20000084568
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

MARINEMAX PRODUCTS, INC.,

a Florida corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	[****]
Org. ID (if any): P21000037073
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

KCS INTERNATIONAL INC.,

A Wisconsin corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:
Org. ID (if any): S043833
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

NISSWA MARINE, INC.,

A Minnesota corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	[****]
Org. ID (if any): 3K-654
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

Signature Page to

A&R Loan and Security Agreement

AGENT AND LENDER:

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC

By:
Print Name:
Title:	Duly Authorized Signatory

LENDERS:

BANK OF THE WEST, INC.

By:
Print Name:
Title:
M&T BANK

By:
Print Name:
Title:

TRUIST BANK
By:
Print Name:
Title:

[Note to MarineMax: Please completely fill out the signature blocks for each bank.]

Signature Page to

A&R Loan and Security Agreement

Exhibit A

Existing Liens

Debtor	Secured Party	Lease or Collateral Description	Jurisdiction	Amount of Indebtedness	Filing Date	Financing Statement Number
MarineMax, Inc.	Manhattan Telephone Company	Specified items of equipment	Florida	NA – Precautionary lease filing	07/29/2019	20190925535X
MarineMax, Inc.	Manhattan Telecommunications Corporation	Specified items of equipment	Florida	NA – Precautionary lease filing	08/15/2019	201909411319
MarineMax, Inc.	Manhattan Telecommunications Corporation	Specified items of equipment	Florida	NA – Precautionary lease filing	10/29/2019	201900016409
MarineMax, Inc.	Manhattan Telecommunications Corporation	Specified items of equipment	Florida	NA – Precautionary lease filing	11/13/2019	201900139764
MarineMax, Inc.	MetTel	Specified items of equipment	Florida	NA – Precautionary lease filing	12/16/2019	201900404522
MarineMax East, Inc.	Bank of the West	Hyundi forklift and all related equipment leased or financed from Bank of the West set forth in Agreement # 2236723.	Delaware	NA – Precautionary lease filing	03/19/2019	20191926174
MarineMax East, Inc./Gulfport Marina, LLC	Hancock Whitney Bank	Mortgage-related filing relating to property in various counties	Delaware	$27,583,888	11/16/2020	20208000962

Exhibit A

Debtor	Secured Party	Lease or Collateral Description	Jurisdiction	Amount of Indebtedness	Filing Date	Financing Statement Number
Silver Seas Yachts, Inc./Silver Seas Yachts LLC	Skipper Marine Holdings, Inc.; Skipper Marine Corp; Skipper Marine of Fox Valley, Inc.; Skipper Marine of Madison, Inc.; Skipper Marine of Chicago-Land, Inc.; Skipper Bud's of Illinois, Inc.; Skipper Marine of Michigan, Inc.; Skipper Bud's of Chicago, Inc.; Skipper Real Estate Holdings, Inc.; Skipper Marine of Ohio, LLC; P-E Realty II, LLC/ collat asst to Wells Fargo Commercial Distribution Finance, LLC.	Intercompany consignment agreement subject to (i) a security interest granted by secured party to GE Commercial Distribution Finance Corporation, and (ii) a security interest or consignment interest granted by debtor to secured party Asst to Wells is a collateral assignment for power to authorize an amendment.	Arizona	NA – Consignment filing	09/07/2018	201800363911
Skipper Marine Corp/Skipper Marine, LLC	Windsor Craft Sales, LLC/assignment of authorizing UCC amendment to collateral security to GE Commercial Distribution Finance Corporation/Wells Fargo Commercial Distribution Finance, LLC

This financing statement is filed to give notice that (a) secured party has consigned or otherwise delivered, and/or may from time to time in the future consign or otherwise deliver, to debtor inventory and other goods pursuant to a consignment arrangement between secured party and debtor, and (b) the consigned inventory and other goods - and all attachments, exchanges, replacement parts and additions thereto and all instruments, chattel paper, accounts, other payment rights, general intangibles and all cash and non-cash proceeds (including trade-ins and insurance proceeds) of the foregoing are subject to (i) a security interest granted by secured party to GE Commercial Distribution Finance Corporation, and (ii) a security interest or consignment interest granted by debtor to secured party.

			Wisconsin	NA – Consignment filing	02/19/2009	090002141311

Exhibit A

Debtor	Secured Party	Lease or Collateral Description	Jurisdiction	Amount of Indebtedness	Filing Date	Financing Statement Number
Skipper Marine Corp.	Marquis Yachts, LLC / Northpoint Commercial Finance LLC	All of Debtor's inventory, equipment, and fixtures that are consigned by Secured Party, including, without limitation, boats, boat motors, marine accessories, marine parts, and other marine products; and related collateral	Wisconsin	NA – Consignment filing	01/10/2014	140000491317

Exhibit A

Exhibit B

Permitted Locations

Location Name	Lot Code	Address Line 1	City	State	Zip Code	Phone Numbers
CORPORATE HEADQUARTERS	MM	2600 MCCORMICK DR, STE 200	CLEARWATER	FL	33759	727-531-1700
MARINEMAX CUMMING	SM2	1860 BALD RIDGE MARINE ROAD	CUMMING	GA	30041	770-781-9370
MARINEMAX GULF SHORES PARKWAY	OB	3829 GULF SHORES PARKWAY	GULF SHORES	AL	36542	251-981-1113
MARINEMAX LEWISVILLE YACHTS AND SERVICE	LLV	1481 E HILL PARK RD	LEWISVILLE	TX	75056	973-436-9979
MARINEMAX LEWISVILLE/DALLAS	DAL	1490 N STEMMONS FREEWAY	LEWISVILLE	TX	75067	972-436-9979
MARINEMAX SEABROOK	NAS	3001 NASA PARKWAY	SEABROOK	TX	77586	281-326-4224
MARINEMAX SOUTHPORT MARINA	NC6	606 WEST STREET, STE 107	SOUTHPORT	NC	28461	201-515-4122
MARINEMAX WRIGHTSVILLE BEACH	SB	130 SHORT STREET	WRIGHTSVILLE BEACH	NC	28480	910-256-8100
MARINEMAX BREVARD (COCOA)	BVD	1410 KING STREET	COCOA	FL	32922	321-636-3142
MARINEMAX CAPE HAZE (PALM ISLAND)	PMI	7090 PLACIDA ROAD	CAPE HAZE	FL	33946	941-697-2161
MARINEMAX CLEARWATER	CW	18025 US 19 NORTH	CLEARWATER	FL	33764	727-536-2628
MARINEMAX DANIA BEACH	MYSD	490 TAYLOR LANE	DANIA BEACH	FL	33004	954-926-0309
MARINEMAX FT MYERS	FT	14070 MCGREGOR BOULEVARD	FORT MYERS	FL	33919	239-481-8200
MARINEMAX MIAMI	MIA	700 NE 79TH STREET	MIAMI	FL	33138	305-758-5786
MARINEMAX NAPLES RETAIL SALES	NAP	1146 6TH AVENUE SOUTH	NAPLES	FL	34102	239-262-1000
MARINEMAX OCEAN REEF	ORC	2 FISHING VILLAGE DRIVE	KEY LARGO	FL	33037	305-367-3969
MARINEMAX POMPANO BEACH RETAIL SALES	POM	700 SOUTH FEDERAL HIGHWAY	POMPANO BEACH	FL	33062	954-783-9555
MARINEMAX POMPANO YACHT CENTER	PYC	750 SOUTH FEDERAL HIGHWAY	POMPANO BEACH	FL	33062	954-618-0440
MARINEMAX SARASOTA RETAIL SALES	CIT	1601 KEN THOMPSON PARKWAY	SARASOTA	FL	34236	941-388-4411
MARINEMAX ST PETERSBURG YACHT AND SERVICE CENTER	MYSC	6810 GULFPORT BOULEVARD	SOUTH PASADENA	FL	33707	727-343-6520
MARINEMAX STUART SALES AND SERVICE	STU	2370 SW PALM CITY ROAD	STUART	FL	34994	772-287-4495
MARINEMAX VENICE RETAIL SALES	VEN	1485 S TAMIAMI TRAIL	VENICE	FL	34285	941-485-3388
MARINEMAX BAYPORT	CMB	200 FIFTH AVENUE SOUTH	BAYPORT	MN	55003	651-351-9621
MARINEMAX CATAWBA ISLAND	TCM	1991 NE CATAWBA ROAD	PORT CLINTON	OH	43452	419-797-4492
MARINEMAX LAKE OZARK	LOZ	3070 BAGNELL DAM BLVD	LAKE OZARK	MO	65049	573-365-5382
MARINEMAX ROGERS	CMR	20300 COUNTY ROAD 81, PO BOX 250	ROGERS	MN	55374	763-428-4126
MARINEMAX BALTIMORE YACHT SALES AND SERVICE CENTER	MD3	1800 S CLINTON STREET	BALTIMORE	MD	21224	410-732-1260
MARINEMAX KENT ISLAND	MD4	428 KENT NARROWS WAY NORTH	GRASONVILLE	MD	21638	410-732-1260
MARINEMAX BRANT BEACH SERVICE	MBB	20 W 44TH STREET	BRANT BEACH	NJ	08008	609-494-2838

Exhibit B

Location Name	Lot Code	Address Line 1	City	State	Zip Code	Phone Numbers
MARINEMAX BRICK	BNJ	1500 RIVERSIDE DR (A/K/A 101 RIVERSIDE DR N)	BRICK	NJ	08724	732-840-2100
MARINEMAX HUNTINGTON	NY5	155 WEST SHORE ROAD	HUNTINGTON	NY	11743	631-424-2710
MARINEMAX LAKE HOPATCONG	HOP	134 ESPANONG ROAD	LAKE HOPATCONG	NJ	07849	973-663-2045
MARINEMAX NORWALK	CT1	130 WATER STREET	NORWALK	CT	06854	888-254-1796
MARINEMAX SHIP BOTTOM	MLB	214 WEST 9TH STREET	SHIP BOTTOM	NJ	08008	609-494-2102
MARINEMAX MIAMI SERVICE	MIA	840 NE 78TH STREET	MIAMI	FL	33138	305-758-5786
MARINEMAX SOMERS POINT	MSP	600 BAY AVENUE	SOMERS POINT	NJ	08244	609-926-0600
MARINEMAX MAYS LANDING SERVICE	MML	1201 SOMERS POINT, RT 559	EGG HARBOR	NJ	08234	609-625-1099
MARINEMAX PANAMA CITY	FL7	3605 THOMAS DRIVE	PANAMA CITY BEACH	FL	32408	850-234-6533
MARINEMAX OSAGE BEACH	MCP	4543 OSAGE BEACH PARKWAY	OSAGE BEACH	MO	65065	573-348-1299
MARINEMAX NEWPORT	RI1	10 BOWEN'S WHARF	NEWPORT	RI	02840	401-849-2243
MARINEMAX CONNETICUT	CT2	627 BOSTON POST ROAD	WESTBROOK	CT	06498	860-399-5581
MARINEMAX OF ORLANDO	OLN	455 S LAKE DESTINY RD	ORLANDO	FL	32810	407-660-2628
MARINEMAX FT MYERS	FT	14030 MCGREGOR BLVD	FORT MYERS	FL	33919	239-454-2628
MARINEMAX LAKE TEXOMA	LTX	120 TEXOMA HARBOR DR	POTTSBORO	TX	75076	972-436-9979
MARINEMAX PENSACOLA	KM	1901 CYPRESS STREET	PENSACOLA	FL	32502	850-477-1112
MARINEMAX PALM BEACH	NPB	2385 PGA BOULEVARD	PALM BEACH GARDENS	FL	33410	561-694-5815
MARINEMAX DANVERS	NE2	10 HUTCHINSON DRIVE	DANVERS	MA	01923	781-395-0050
MARINEMAX JACKSONVILLE BEACH	FL3	2079 BEACH BOULEVARD	JACKSONVILLE BEACH	FL	32250	904-338-9970
MARINEMAX WAKEFIELD	NE3	362 POND STREET	WAKEFIELD	RI	02879	781-875-3619
MARINEMAX EXCELSIOR	CMZ	141 MINNETONKA BOULEVARD	EXCELSIOR	MN	55331	952-346-4857
MARINEMAX LAKE WYLIE	HM2	310 BLUCHER CIR	LAKE WYLIE	SC	29710	803-831-2101
MARINEMAX THUNDERBOLT	HM7	3518 OLD TYBEE RD	THUNDERBOLT	GA	31410	912-897-9881
MARINEMAX THUNDERBOLT	HM7	188 OLD TYBEE RD	THUNDERBOLT	GA	31410	912-897-9881
MARINEMAX CORNELIUS	HM1	9209 WESTMORELAND RD	CORNELIUS	NC	28031	704-892-9676
MARINEMAX GREENVILLE	HM3	14 BURTY RD	GREENVILLE	SC	29605	864-236-9005
MARINEMAX CHARLESTON	HM5	142 SPORTSMAN'S ISLAND DRIVE	CHARLESTON	SC	29492	843-747-1889
MARINEMAX ISLAND MARINE CENTER	IM1	2602 SHORE RD (RTE 9)	OCEAN VIEW	NJ	08230	609-624-1117
MARINEMAX NORTH SOMERS POINT	IM1	7 KAPELLA AVE (BLOCK 1008, LOT 3 & BLOCK 1007, LOT 2)	SOMERS POINT	NJ	08244	609-926-0600
MARINEMAX GRAND LAKE	GLC	56300 E 280 RD	MONKEY ISLAND	OK	74331	918-782-3277
MARINEMAX BOSTON	NE1	64 WASHINGTON STREET	QUINCY	MA	02169	617-288-1000

Exhibit B

Location Name	Lot Code	Address Line 1	City	State	Zip Code	Phone Numbers
MARINEMAX FORT WALTON BEACH	FWB	6-22 MIRACLE STRIP PKWY	FORT WALTON BEACH	FL	32548	850-760-0300
MARINEMAX SAIL AND SKI CENTER	SSA	12971 RESEARCH BLVD	AUSTIN	TX	78750	512-258-0733
MARINEMAX SAIL AND SKI CENTER	SAN	141 BALCONES NORTH	SAN ANTONIO	TX	78201	210-734-8199
		5400 HUDSON BEND RD	AUSTIN	TX	78734
		15911 EDWARDS DRIVE	AUSTIN	TX	78734
MARINEMAX SAIL AND SKI CENTER	LBJ	15616 STEWART ROAD	LAKEWAY	TX	78734	512-266-1515
SKIPPER BUDS OF ILLINOIS, INC.	NP	215 NORTH POINT DRIVE	WINTHROP HARBOR	IL	60096	847-872-3200
SKIPPER MARINE CORP.	PW	1030 SILVERNAIL ROAD	PEWAUKEE	WI	53072	262544-1200
SKIPPER MARINE CORP.	MW	1919 SOUTH MARINA DRIVE	MILWAUKEE	WI	53704	414-482-0900
SKIPPER MARINE OF FOX VALLEY, INC.	OK	1351 EGG HARBOR LANE	OSHKOSH	WI	54904	920-231-3200
SKIPPER MARINE OF MADISON, INC.	MAD	5381 WESTPORT ROAD	MADISON	WI	53704	608-246-2628
SKIPPER MARINE OF MICHIGAN, INC.	BC	1809 SOUTH WATER STREET	BAY CITY	MI	48708	920-743-6900
SKIPPER MARINE OF MICHIGAN, INC.	BMH	41700 CONGER BAY DRIVE	HARRISON TOWNSHIP	MI	48045	586-954-3100
SKIPPER MARINE OF CHICAGO-LAND, INC.	CSR	31535 N US HIGHWAY 12	LAKEMOOR	IL	60073
SKIPPER MARINE OF CHICAGO-LAND, INC.		2717 DEBORAH ST	ZION	IL	60099	847-746-4907
SKIPPER MARINE OF MICHIGAN, INC.	LF	14016 FENTON RD	FENTON	MI	48430	810-714-3570
SKIPPER MARINE OF OHIO, INC.	MDI	6801 E HARBOR RD	MARBLEHEAD	OH	43440	419-732-2587
SILVER SEAS CALIFORNIA, INC.	SD	2385 SHELTER ISLAND DR	SAN DIEGO	CA	92106	619-453-0423
SKIPPER MARINE CORP.	QDM	705 QUARTERDECK LANE	STURGEON BAY	WI	54235	920-746-8200
		133 NORTH MADISON AVE.	STURGEON BAY	WI	54235	920-746-8200
SKIPPER MARINE OF MICHIGAN, INC.	GH	11 HARBOR ISLAND DR	GRAND HAVEN	MI	49417	616-997-2628
SILVER SEAS CALIFORNIA, INC.	NB	301 SHIPYARD WAY	NEWPORT BEACH	CA	92663	949-274-9082
SILVER SEAS CALIFORNIA, INC.	SAU	300 HARBOR DR., STE 8	SAUSALITO	CA	94965	415-367-4022
SKIPPER MARINE OF CHICAGO-LAND, INC.	LG	W6799 BRICK CHURCH RD	WALWORTH	WI	53184	262-581-4252
SKIPPER MARINE CORP.	SEA	901 FAIRVIEW AVE NORTH, CTE C155	SEATTLE	WA	98109	206-508-4458
SILVER SEAS CALIFORNIA, INC.		2000 WEST COAST HIGHWAY	NEWPORT BEACH	CA	92663	949-238-6019
SKIPPER MARINE OF CHICAGO-LAND, INC.	SEQ	1000 W IL ROUTE 173	ANTIOCH	IL	60002	847-872-0292
SKIPPER MARINE OF MICHIGAN, INC.		16880 148TH AVE	SPRING LAKE	MI	49456	847-872-0292
SKIPPER MARINE OF MICHIGAN, INC.	CLM	3981 CASS ELIZABETH RD	WATERFORD	MI	48328	248-683-0200
SILVER SEAS YACHTS, LLC	FLL	1515 SE 17TH ST. SUITE A-111	FORT LAUDERDALE	FL	33316	954-280-2575
SKIPPER MARINE OF MICHIGAN, INC.		5233 DIXIE HWY	WATERFORD	MI	48329	248-683-0200
SILVER SEAS YACHTS, LLC		2323 W. STATE RD 84	FORT LAUDERDALE	FL	33312	954-280-2575

Exhibit B

Location Name	Lot Code	Address Line 1	City	State	Zip Code	Phone Numbers
SILVER SEAS YACHTS, LLC		2900 T AVE SUITE B	ANACORTES	WA	98221	206-754-4554
SILVER SEAS YACHTS, LLC		1019 Q AVE., SUITE C	ANACORTES	WA	98221	206-754-4554
SILVER SEAS CALIFORNIA, INC.		700 LIDO PARK DRIVE	NEWPORT BEACH	CA	92663	949-238-6019
BAY HARBOR YACHT CLUB		4300 VISTA DRIVE	BAY HARBOR	MI	49770	586-630-5824
GOLDEN MAST INN		W349 N5293 LACY LANE	OKAUCHEE	WI	53069	412-482-0900
CRUISERS PLANT		804 PECOR ST.	OCONTO	WI	54153	920-835-6400
CRUISERS PLANT		700 GLENBROOK DR.	PULASKI	WI	54162	920-835-6400
CRUISERS PLANT		850 GLENBROOK DR.	PULASKI	WI	54162	920-835-6400
NISSWA MARINE, LLC	CMO	24238 SMILEY ROAD	NISSWA	MN	56468	800-346-2292
NISSWA MARINE, LLC	CMO	5112 NORTHSTAR LANE	NISSWA	MN	56468	800-346-2292
NISSWA MARINE, LLC	CMO	7568 CROCKER LANE	LAKESHORE	MN	56468	800-346-2292
NISSWA MARINE, LLC	CMO	1951 LOVE LAKE ROAD	BRAINERD	MN	56401	800-346-2292
NISSWA MARINE, LLC	CMO	30505 OLSON STREET	PEQUOT LAKES	MN	56472	800-346-2292
NISSWA MARINE, LLC	CMO	25284 SMILEY ROAD	NISSWA	MN	56468	800-346-2292
NISSWA MARINE, LLC	CMO	8105 LOST LAKE ROAD	LAKE SHORE	MN	56468	800-346-2292

Exhibit B

Exhibit C

Form of Compliance Certificate

All calculations based on Financial Statement datedMM/DD/YY

Calculation of Tangible Net Worth

Calculation of Debt

Exhibit C

Leverage Ratio Covenant – 6(c)(i)

Calculation of Current Ratio

Current Ratio Covenant – 6(c)(ii)

The undersigned hereby certifies that I have no knowledge that a Default has occurred and is continuing.

MarineMax, Inc.

By:____________________________________

Title:__________________________________

Exhibit C

Exhibit D

Lender’s Allocations and Ratable Share

Lender	Allocation	Ratable Share
CDF	$275,000,000	55.000000000%
Bank of the West, Inc.	$60,000,000	12.000000000%
M&T Bank	$130,000,000	26.000000000%
Truist Bank	$35,000,000	7.000000000%
TOTAL	$500,000,000	100.000000000%

Exhibit D

Exhibit E

Agent Wire Instructions

[****]

Exhibit E

Exhibit F

Trigger Compliance Certificate

Exhibit F
Trigger Compliance Certificate

Calculations based on period ended: MM/DD/YY

($000s)	PYTD MM/DD/YY	FYE MM/DD/YY	CYTD MM/DD/YY	TTM MM/DD/YY
net income	-	-	-	-
add back: taxes	-	-	-	-
add back: interest	-	-	-	-
add back: depreciation / amortization	-	-	-	-
add back: one-time acquisition costs	-	-	-	-
add back: non-cash stock-based compensation	-	-	-	-
less: non-recurring gains / non-cash items / tax credits	-	-	-	-
EBITDA				**-**
less: Capital Expenditures	-	-	-	-
EBITDA less Capital Expenditures				**-**
cash interest	-	-	-	-
scheduled principal payments	-	-	-	-
cash income taxes	-	-	-	-
dividends / distributions	-	-	-	-
Fixed Charges				**-**

FCCR	**#DIV/0!**

Collateral Block Triggers	**Compliant?**
EBITDA (>= $25,000)	NO
FCCR (>= 1.20x)	**#DIV/0!**

MarineMax, Inc.

By: ______________________________

Title: ______________________________

[Note to MarineMax: Do you have this image in Word or Excel format? We previously redacted the “(≥$25,000)” after EBITDA and “(>+1.20x) after FCCR.]

Exhibit F

Exhibit G

Form of Borrowing Base Certificate

Agent for Dealers:	MarineMax, Inc.	Collateral Report Date:
Maximum Credit Amount:	$ 500,000,000.00	Certificate Date:
Inventory Report Total:	$ -

New Inventory Collateral <= 72 feet (excluding KCS International)
Age of Collateral	Total Collateral	Advance Rate	Eligible Amount
0 - 180 days	$ -	100%	$ -
181 - 360 days	$ -	90%	$ -
361 - 540 days	$ -	80%	$ -
541 - 720 days	$ -	70%	$ -
721 - 900 days	$ -	60%	$ -
901 - 1079 days	$ -	50%	$ -
1080+ days	$ -	0%	$ -
Ineligibles	$ -	0%	$ -
Total	$ -	Total	$ -

New KCS International Collateral <= 72 feet
Age of Collateral	Total Collateral	Advance Rate	Eligible Amount
0 - 180 days	$ -	62%	$ -
181 - 360 days	$ -	52%	$ -
361 - 540 days	$ -	42%	$ -
541 - 720 days	$ -	32%	$ -
721 - 900 days	$ -	22%	$ -
901 - 1079 days	$ -	12%	$ -
1080+ days	$ -	0%	$ -
Ineligibles	$ -	0%	$ -
Total	$ -	Total	$ -

New Inventory Collateral > 72 feet
Age of Collateral	Total Collateral	Advance Rate	Eligible Amount
0 - 180 days	$ -	80%	$ -
181 - 360 days	$ -	70%	$ -
361 - 540 days	$ -	60%	$ -
541 - 720 days	$ -	50%	$ -
721 - 900 days	$ -	40%	$ -
901 - 1079 days	$ -	30%	$ -
1080+ days	$ -	0%	$ -
Ineligibles	$ -	0%	$ -
Total	$ -	Total	$ -

Pre-owned Inventory Collateral
Age of Collateral	Total Collateral	Advance Rate	Eligible Amount
0 - 180 days	$ -	85%	$ -
181 - 360 days	$ -	75%	$ -
361+ days	$ -	0%	$ -
Ineligibles	$ -	0%	$ -
Total	$ -	Total	$ -
		Pre-owned Inventory Reserve (%)	0%
		Pre-owned Inventory Reserve ($)	$ -
		Eligible Pre-owned Inventory Collateral	$ -

Exhibit G

Total Inventory Collateral	$ -	Total Eligible Inventory	$ -

		Compliant with Collateral Block Triggers?	Yes

		Less: Collateral Block	$ -

		Net Eligible Inventory Amount	$ -

Accounts
	Total Collateral	Advance Rate	Eligible Amount
Eligible Accounts	$ -	80%	$ -
Ineligible Accounts	$ -	0%	$ -
Total	$ -	Total	$ -

Parts
	Total Collateral	Advance Rate	Eligible Amount
Eligible Parts	$ -	50%	$ -
Ineligible Parts	$ -	0%	$ -
Total	$ -	Total	$ -

		Borrowing Base	$ -

Maximum Credit Amount	$ 500,000,000.00	Lesser of Borrowing Base or Max Cred Amt less App	$ -
less: Approvals	$ -	Less: Kawasaki Reserve	$ 500,000.00
Maximum Credit Amount less Approvals	$ 500,000,000.00	Less: Rent Reserve	$ -
		Less: inventory > $750M in excess of sublimit	$ -
		Less: inventory > 72' in excess of sublimit	$ -
		Less: Foreign OEM inventory in excess of sublimit	$ -
		Less: pre-owned inventory in excess of sublimit	$ -
		Final Eligible Amount	$ (500,000.00)

Loans Outstandings as of:		outstanding principal amount of Obligations	$ -

Less: pmts rec'd by Lender but not applied
		payment #	$ -
		payment #	$ -
		payment #	$ -
		Total Loan Deductions	$ -

		Net amount of Obligations	$ -

		Availability (Amount Due)	$ (500,000.00)

Total Eligible Inventory Sublimits
Compliant?
Aggregate of all units with a valuation > $750,000		$ -	$ 250,000,000.00	YES
Aggregate of all units > 72'		$ -	$ 75,000,000.00	YES
Inventory purchased from a Foreign OEM (excl. Azimut & Galeon)		$ -	$ 125,000,000.00	YES
Pre-owned units		$ -	$ 75,000,000.00	YES

Exhibit G

This Borrowing Base Certificate and supporting documentation (collectively, this "Certificate") is delivered in accordance with that certain Amended Loan and Security Agreement (the "Agreement"; capitalized terms used herein and not otherwise defined shall have the same definition as set forth in the Agreement), dated July 9, 2021, between Wells Fargo Commercial Distribution Finance LLC, as Agent and Lender ("Agent"), the other Lenders party thereto from time to time (along with Agent, the “Lenders”),  MarineMax, Inc. (“MarineMax”) and the other Dealers party thereto (collectively, the "Dealers"), as from time to time amended. By executing this Certificate, MarineMax, individually and on behalf of the other Dealers, (a) represents and warrants to Agent and the Lenders that the information contained in this Certificate is true and correct in all material respects and that no Default has occurred, including, but not limited to, violation of any of the financial covenants contained in the Agreement, and (b) hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement

Agent:	MarineMax, Inc.

Signature:

Date:

Exhibit G